TIG SPECIALTY INSURANCE SOLUTIONS

                                                                    EXHIBIT 10.9

Via Fax and Express Mail

May 3, 2001
Ms. Kathy Caracappa
W&M Properties of Connecticut, Inc.
Metro Center, One Station Place
Stamford, Connecticut 06902

             Re:  TIG Insurance Company Lease, as amended,
                 relating to First Stamford Place

Dear Ms. Caracappa:

     I am the General Counsel of TIG Insurance Company ("TIG"). TIG hereby gives notice that pursuant to clause 15.7, Permitted Transfers, of the lease relating to certain premises at First Stamford Place (the "Lease"), TIG is assigning the Lease to our wholly-owned subsidiary, Odyssey America Reinsurance Corporation. TIG will continue to be liable under the Lease for performance of the tenant's obligations (including, without limitation, payment of rent).

     Please make the appropriate changes to your records and direct all future correspondence to Patricia Robinson at Odyssey America Reinsurance Corporation, 300 First Stamford Place, Stamford, CT 06902.

     Please acknowledge receipt of this notice by signing below and returning to TIG. Please also retain a copy for your records and send a copy to Odyssey America Reinsurance Corporation.

                                             Very truly yours,

                                             TIG INSURANCE COMPANY

                                             By: /s/ William H. Huff, III
                                                 Name: William H. Huff, III
                                                 Title: General Counsel

                                             Acknowledged by:
                                             W&M PROPERTIES OF
                                             CONNECTICUT, INC.

                                             By:
                                  /s/

cc: Odyssey America Reinsurance Corporation
TIG INSURANCE COMPANY                5205 North O'Connor Blvd., Irving, TX 75039

                   SECOND AMENDMENT OF OFFICE LEASE AGREEMENT

     AGREEMENT made as of the 29th day of October, 1999 between FIRST STAMFORD PLACE COMPANY, a Connecticut general partnership, having an office at c/o TrizecHahn Office Properties Inc., 1411 Broadway, New York, New York 10018 (hereinafter referred to as "Landlord"), and TIG INSURANCE COMPANY, a California corporation having an office at 100 First Stamford Place, Stamford, Connecticut 06902 ("Tenant").

                                  WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a lease dated December 2, 1996, which lease was modified by that certain First Amendment of Office Lease dated as of June 6, 1997 (collectively, the "Lease"), for premises consisting of a portion of the fifth (5th) floor and seventh (7th) floors in the building known as 300 First Stamford Place, Stamford, Connecticut (the "Building 300 Premises") and a portion of the fifth (5th) floor located in the Building known as 100 First Stamford Place, Stamford, Connecticut (the "Building 100 Fifth Floor Premises") in the building known as 100 First Stamford Place, Stamford, Connecticut (the "Building") as shown on the floor plans annexed thereto; and

     WHEREAS, Tenant, as sublandlord, and Citicorp North America, Inc. ("Citicorp"), as subtenant, entered into that certain Sublease Agreement (the "TIG Sublease") dated as of September 27, 1997, whereby Tenant subleased to Tenant the Building 100 Fifth Floor Premises, for a term which shall expire on December 31, 2002 (the "Sublease Expiration Date");

     WHEREAS, following the Sublease Expiration Date, Tenant desires to surrender possession of the Building 100 Fifth Floor Premises upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

          1. On January 1, 2003, Tenant shall surrender all of Tenant's right, title and interest in and to the Building 100 Fifth Floor Premises only. The date on which Tenant shall surrender Tenant's leasehold interest of the Building 100 Fifth Floor Premises to Landlord in accordance with the provisions of this Paragraph 1 shall be deemed the "Surrender Date" for purposes of this Agreement. Time shall be of the essence with respect to the surrender of the Building 100 Fifth Floor Premises within such period. For all purposes of the Lease, the Surrender Date shall be construed as though such date were the date set forth in the Lease as the expiration of the Term (but only with respect to the Building 100 Fifth Floor Premises).

          2. Tenant hereby represents to Landlord that (i) Tenant has not done or suffered anything whereby the Building 100 Fifth Floor Premises or any fixtures, equipment or personalty incorporated therein have been encumbered in any way whatsoever, (ii) Tenant has not assigned Tenant's interest in the Lease, (iii) other than in accordance with the terms and provisions of the TIG Sublease, Tenant has not sublet all or any portion of the Building 100 Fifth Floor Premises and (iv) Tenant has not granted any right of occupancy with respect to the Building 100 Fifth Floor Premises, other than the right of occupancy granted to Citicorp in accordance with the terms and provisions of the TIG Sublease. Tenant hereby agrees that Tenant shall not assign Tenant's interest in the Lease with respect to the Building 100 Fifth Floor Premises or further sublet all or any portion of the Building 100 Fifth Floor Premises. Tenant represents and warrants to Landlord that Tenant has the full right and authority to enter into this Agreement. Landlord represents and warrants to Tenant that Landlord has the full right and authority to enter into this Agreement.

          3. Tenant shall perform all of the obligations of Tenant to be performed under the Lease with respect to the Building 100 Fifth Floor Premises, including, without limitation, the payment of rent, additional rent, adjustment of rent and all other charges due and payable and/or allocable for the period to and including the Surrender Date, it being further agreed that Tenant's liability for any and all amounts due under the Lease with respect to the Building 100 Fifth Floor Premises, apportioned as of the Surrender Date, shall survive the Surrender Date and shall be due and payable when determined and billed by Landlord. Landlord shall perform all of Landlord's obligations under the Lease with respect to the Building 100 Fifth Floor Premises for the period to and including the Surrender Date.

          4. Effective as of the day immediately following the Surrender Date, the Lease shall be modified as follows:

             (a) the "100 Building Expansion Premises", set forth in Subsection 1.1(e) of the Lease, shall be deemed deleted from the "Premises", as described in Subsection 1.1(e) of the Lease and any reference in the Lease to the term "Premises" shall be deemed not include the Building 100 Fifth Floor Premises;

             (b) the "Base Rent", set forth in Subsection 1.1(i) of the Lease, shall be reduced by $1,045,824.00 per annum ($87,152.00 per month) for the period from the Surrender Date through and including the Expiration Date (as such term is defined in the Lease);

             (c) "Tenant's Building 100 Share", set forth in Subsection 1.1(j) of the Lease, shall be deemed deleted from the Lease;

             (d) the term "Building 100 Expenses", set forth in Subsection 1.3(f) of the Lease, shall be deemed deleted from the Lease;

             (e) the term "Building 100 Taxes", set forth in Subsection 1.3(m) of the Lease, shall be deemed deleted from the Lease;

             (f) clause (ii) set forth in Subsection 26.23(a) of the Lease shall be deemed deleted from the Lease; and

             (g) the words "ten (10) listings on the directory for Building 100 and", set forth on the second (2nd) line of Subsection 26.24 of the Lease, shall be deemed deleted from the Lease.

          5. Effective as of the date hereof, the Lease shall be modified as follows:

             (a) Article 32 of the Lease shall be deemed deleted from the Lease;

        and

             (b) Article 35 of the Lease shall be deemed deleted from the Lease.

          6. Landlord and Tenant represent and warrant to each other that it has not employed, dealt with or negotiated with any broker in connection with this Agreement, other than Corporate National Realty (the "Broker") and Landlord and Tenant shall indemnify, protect, defend and hold each other harmless from and against any and all liability, damage, cost and expense (including attorney's fees and disbursements) arising out of any claim for a fee or commission by any broker (other than Broker) or other party in connection with this Agreement. Tenant shall pay all fees, commissions or other compensation payable to Broker in connection with this Agreement pursuant to a separate agreement between Tenant and Broker. Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all liability arising out of any claim for a fee or commission by Broker in connection with this Agreement.

          7. Except as expressly modified herein, Landlord and Tenant affirm that the Lease is in full force and effect, and Tenant represents, based upon Tenant's actual knowledge, that all obligations of Landlord under the Lease as of this date have been fully performed and complied with by Landlord. By entering into this Agreement, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease, whether or not in existence or known to Landlord at the date hereof or (ii) to consent to any matter as to which Landlord's consent is required under the terms of the Lease, except such as may heretofore have been waived in writing or consented to in writing by Landlord. All references to the "Lease" in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Agreement. Notwithstanding anything to the contrary contained in this Paragraph 7, Landlord represents to Tenant that as of the date hereof there is no monetary default by Tenant under the Lease.

          8. The preamble and recitals contained in the "WHEREAS" clauses of this Agreement are hereby incorporated into this Agreement.

          9. All capitalized terms and other terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Surrender and Modification Agreement as of the day and year first above written.

                                             FIRST STAMFORD PLACE COMPANY,
                                             Tenant
                                             By: TrizecHahn Office Properties
                                             Inc., Agent

                                             By: /s/  Carol A. Meyer
                                                 Carol A. Meyer, Assistant
                                                 Secretary

                                             By: /s/  Antonio A. Bismonte
                                                 Antonio A. Bismonte, Sr.
                                                 Vice-President

                                             TIG INSURANCE COMPANY, Tenant

                                             By: /s/  Lon P. McClimon
                                                 Name: Lon P. McClimon
                                                 Title: Managing Director

                                             By: /s/  William H. Huff, III
                                                 Name: William H. Huff, III
                                                 Title: Vice President and
                                                 Secretary

STATE OF TEXAS ----------------------
                                                  SS:
COUNTY OF DALLAS -----------------

     This Agreement was acknowledged before me this 29th day of October, 1999 by Lon P. McClimon & William H. Huff III as Managing Director & VP, Secretary, respectively of TIG INSURANCE COMPANY.

WITNESS my hand and official seal.

                                           /s/  Suzie Lucas
                                           Notary Public

My commission expires: 11-21-2001.

                         1ST AMENDMENT OF OFFICE LEASE

     THIS 1ST AMENDMENT OF OFFICE LEASE ("1st Amendment") is made on June 6, 1997, between FIRST STAMFORD PLACE COMPANY ("Landlord"), whose address is 100 First Stamford Place, Stamford, CT. 06902 and TIG INSURANCE COMPANY ("Tenant"), whose address is 300 First Stamford Place, Stamford, CT, 06902.

                                    RECITALS

     This 1st Amendment is based upon the following recitals:

          A. Landlord and Tenant entered into a Lease dated December 2, 1996 ("Lease"), for the premises known as a portion of the 5th and 7th floors of the 300 First Stamford Place Building and a portion of the 5th floor of the 100 First Stamford Place Building ("Building"), Stamford, Connecticut ("Premises").

          B. Landlord and Tenant desire to amend the Lease to memorialize Tenant's exercise of the 6th Floor Building 300 Expansion Premises Expansion Option and otherwise amend the Lease accordingly.

          THEREFORE, in consideration of the mutual covenants and agreements stated in the Lease and below, and for other sufficient consideration received and acknowledged by each party, Landlord and Tenant agree to amend the Lease as follows:

             1. RECITALS. All recitals are fully incorporated.

             2. PREMISES EXPANSION. Notwithstanding anything to the contrary contained in section 31 of the Lease, the parties acknowledge that Tenant hereby exercises the 6th Floor Building 300 Expansion Premises Expansion Option and that effective as of April 1, 1999, the Premises shall be expanded to include that area known as the sixth (6th) floor of the 300 First Stamford Place Building under the terms and conditions set forth in Section 31 of the Lease.

             3. 6TH FLOOR BUILDING 300 EXPANSION PREMISES ALLOWANCE. Provided that Tenant is not in default beyond any applicable notice and cure periods, within thirty (30) days of the 6th Floor Building 300 Commencement Date (or the subsequent cure of any default), Landlord shall pay to Tenant the improvement allowance set forth in Section 31.4 of the Lease pursuant to the terms therein (including Tenant's compliance with the terms of Exhibit B), notwithstanding that Tenant may have built out the 6th Floor Building 300 Premises during the term of Tenant's sublease from Time Warner (as defined below).

             4. CONDITION TO EFFECTIVENESS. Landlord and Tenant agree that this 1st Amendment shall become effective only upon occurrence of the following condition:

        Landlord's receipt of a letter signed by a duly authorized agent of Time Warner Entertainment Company, L.P. ("Time Warner") waiving Time Warner's options to renew its lease term under Article 42 of that certain lease between Landlord and Time Warner (as successor in interest to American Television and Communications Corporation) dated September 2, 1988.

        Failure of the above condition shall render this 1st Amendment void, and neither Landlord nor Tenant shall have any liability to the other under this 1st Amendment.


             5. CONFLICTING PROVISIONS. If any provisions of this 1st Amendment conflict with any of those of the Lease, then the provisions of this 1st Amendment shall govern.



             6. REMAINING LEASE PROVISIONS. Except as stated In this 1st Amendment, all other viable and applicable provisions of the Lease shall remain unchanged and continue in full force and effect throughout the Lease Term.

             7. BINDING EFFECT. Landlord and Tenant ratify and confirm the Lease and agree that this 1st Amendment shall bind and inure to the benefit of the parties, and their respective successors, assign and representatives as of the date first stated.


             AFFIRMING THE ABOVE, the parties have executed this 1ST AMENDMENT OF OFFICE LEASE on the date first stated.

WITNESSES                                                   LANDLORD
                                                            FIRST STAMFORD PLACE COMPANY
                                                            By: TrizecHahn Office Properties Inc.
                                                                Manager
/s/ Lisa N. Herrera
-----------------------------------------------------
                                                            BY: /s/ Cythia K. Yott
                                                                 ------------------------------------------------
                                                                 Cynthia K. Yott
                                                                 Assistant Secretary
/s/
-----------------------------------------------------
                                                            BY: /s/ Antonio A. Bismonte
                                                                 ------------------------------------------------
                                                                 Senior Vice President
                                                                 Assistant Secretary
                                                            TENANT
                                                            TIG INSURANCE COMPANY
/s/ Angela Lanne
-----------------------------------------------------
                                                            BY: /s/ Steven A. Cook
                                                                 ------------------------------------------------
                                                            ITS: Senior Vice President

                             TIG INSURANCE COMPANY

                              FIRST STAMFORD PLACE

                                LEASE AGREEMENT

                               TABLE OF CONTENTS

SECTION                                                       PAGE
-------                                                       ----

1. BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL
  DEFINITIONS...............................................    1
1.1    Basic Lease Definitions..............................    1
1.2    Exhibits.............................................    4
1.3    Additional Definitions...............................    4

2. GRANT OF LEASE...........................................    8
2.1    Demise...............................................    8
2.2    Quiet Enjoyment......................................    8
2.3    Landlord and Tenant Covenants........................    8

3. TERM.....................................................    8
3.1    [intentionally deleted]..............................    8
3.2    Early Occupancy......................................    8
3.3    Delayed Occupancy....................................    8
3.4    Surrender............................................    8
3.5    Holding Over.........................................    8

4. RENT.....................................................    9
4.1    Base Rent............................................    9
4.2    Additional Rent......................................    9
4.3    Other Taxes..........................................   11
4.4    Terms of Payment.....................................   11
4.5    Interest on Late Payments............................   11
4.6    Right to Accept Payments.............................   11
4.7    Tenant's Right to Audit..............................   11

5. CONDITION OF PREMISES....................................   12

6. USE AND OCCUPANCY........................................   12
6.1    Use..................................................   12
6.2    Compliance...........................................   12
6.3    Occupancy............................................   13

7. SERVICES AND UTILITIES...................................   13
7.1    Landlord's Standard Services.........................   13
7.2    Separate Utility Services............................   14
7.3    Additional Services..................................   15
7.4    Interruption of Services.............................   15

8. REPAIRS..................................................   16
8.1    Repairs Within the Premises..........................   16
8.2    Failure to Maintain Premises.........................   16
8.3    Notice of Damage.....................................   16

SECTION                                                       PAGE
-------                                                       ----
9. ALTERATIONS..............................................   16
  9.1    Alterations by Tenant..............................   16
  9.2    Alterations by Landlord............................   17

10. LIENS...................................................   17

11. INSURANCE...............................................   18
  11.1   Landlord's Insurance...............................   18
  11.2   Tenant's Insurance.................................   18

12. DAMAGE OR DESTRUCTION...................................   19
  12.1   Termination Options................................   19
  12.2   Repair Obligations.................................   19
  12.3   Rent Abatement.....................................   20

13. WAIVERS AND INDEMNITIES.................................   20
  13.1   Landlord's Waivers.................................   20
  13.2   Tenant's Waivers...................................   20
  13.3   Landlord's Indemnity...............................   21
  13.4   Tenant's Indemnity.................................   21

14. CONDEMNATION............................................   21
  14.1   Full Taking........................................   21
  14.2   Partial Taking.....................................   21
  14.3   Awards.............................................   22

15. ASSIGNMENT AND SUBLETTING...............................   22
  15.1   Limitation.........................................   22
  15.2   Notice of Proposed Transfer; Landlord's Option.....   22
  15.3   Consent Not to be Unreasonably Withheld............   22
  15.4   Form of Transfer...................................   23
  15.5   Payments to Landlord...............................   23
  15.6   Change of Ownership................................   23
  15.7   Permitted Transfers................................   23
  15.8   Effect of Transfers................................   23
  15.9   Release of Tenant..................................   24

16. PERSONAL PROPERTY.......................................   24
  16.1   Installation and Removal...........................   24
  16.2   Responsibility.....................................   24
  16.3   [intentionally deleted]............................   24

17. ESTOPPEL CERTIFICATES...................................   24
  17.1   Tenant Estoppel....................................   24
  17.2   Landlord Estoppel..................................   25

SECTION                                                       PAGE
-------                                                       ----
18. TRANSFER OF LANDLORD'S INTEREST.........................   25
  18.1   Sale, Conveyance and Assignment....................   25
  18.2   Effect of Sale, Conveyance or Assignment...........   25
  18.3   Subordination and Nondisturbance...................   25
  18.4   Attornment.........................................   25

19. RULES AND REGULATIONS...................................   25

20. TENANT'S DEFAULT AND LANDLORD'S REMEDIES................   26
  20.1   Default............................................   26
  20.2   Remedies...........................................   27

21. LANDLORD'S DEFAULT AND TENANT'S REMEDIES................   28
  21.1   Default............................................   28
  21.2   Remedies...........................................   29
  21.3   Cure by Encumbrance Holder.........................   29

22. [INTENTIONALLY DELETED].................................   29

23. BROKERS.................................................   29

24. LIMITATIONS ON LANDLORD'S LIABILITY.....................   29

25. NOTICES.................................................   29

26. MISCELLANEOUS...........................................   30
  26.1   Binding Effect.....................................   30
  26.2   Complete Agreement; Modification...................   30
  26.3   Delivery for Examination...........................   30
  26.4   No Air Rights......................................   30
  26.5   Enforcement Expenses...............................   30
  26.6   [intentionally deleted]............................   30
  26.7   Building Name......................................   30
  26.8   Building Standard..................................   30
  26.9   No Waiver..........................................   30
  26.10 Recording; Confidentiality..........................   30
  26.11 Captions............................................   30
  26.12 Invoices............................................   30
  26.13 Severability........................................   31
  26.14 Jury Trial..........................................   31
  26.15 Authority to Bind...................................   31
  26.16 Only Landlord/Tenant Relationship...................   31
  26.17 Covenants Independent...............................   31
  26.18 Governing Law.......................................   31
  26.19 Mortgagee's Approval................................   31
  26.20 Parking.............................................   31
  26.21 [intentionally deleted].............................   31
  26.22 Time is of the Essence..............................   31

SECTION                                                       PAGE
-------                                                       ----
  26.23 Signage.............................................   31
  26.24 Building Directory..................................   32
  26.25 Rooftop Telecommunications and Storage Space........   32
  26.26 Health Club.........................................   32
  26.27 Condominium Documents...............................   32
  26.28 Consequential Damages...............................   32
  26.29 Tenant's Security...................................   32
  26.30 Secured Areas.......................................   32

27. OPTION TO EXTEND THE TERM...............................   33

28. MARKET RENT.............................................   33

29. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT...........   34

30. TERMINATION OF EXISTING LEASE...........................   34

31. 6TH FLOOR BUILDING 300 EXPANSION PREMISES EXPANSION
  OPTION....................................................   34
  31.1   Time Warner Lease..................................   34
  31.2   Grant of Option....................................   34
  31.3   Exercise of Option.................................   34
  31.4   Acceptance of 6th Floor Building 300 Premises......   35
  31.5   Terms of Lease for 6th Floor Building 300
         Premises...........................................   35
  31.6   Amendment..........................................   35

32. CONTRACTION OPTION......................................   35
  32.1   Grant of Option....................................   35
  32.2   Exercise of Option and Payment of Termination
         Fee................................................   36
  32.3   Surrender of Contraction Premises..................   36
  32.4   Amendment..........................................   36

33. ASSIGNMENT AND SUBLETTING RIGHTS........................   36
34. 5TH FLOOR BUILDING 300 RIGHT OF FIRST OFFER.............   36
  34.1   5th Floor Building 300 First Offer.................   36
  34.2   Exercise of Right..................................   36
  34.3   Acceptance of Premises.............................   37
  34.4   Failure to Exercise................................   37

35. 5TH FLOOR BUILDING 100 RIGHT OF FIRST OFFER.............   37
  35.1   5th Floor Building 100 First Offer.................   37
  35.2   Exercise of Right..................................   37
  35.3   Acceptance of Premises.............................   38
  35.4   Failure to Exercise................................   38

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.   BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

     1. Basic Lease Definitions. In this Lease, the following defined terms have the meanings indicated.

     (a) "Date" means the date of full execution of this Lease, which is December 2, 1996.

     (b) "Landlord" means First Stamford Place Company, a Connecticut general partnership.

     (c)   "Tenant" means TIG Insurance Company, a California corporation.

     (d) "Building 100" means the office and retail building in which a portion of the Premises are located, which Building 100 constitutes a condominium unit in the Complex (as defined below), and is located at 100 First Stamford Place, Stamford, Connecticut. "Building 300" means the office and retail building in which a portion of the Premises are located, which Building constitutes a condominium unit in the Complex, and is located at 300 First Stamford Place, Stamford, Connecticut. Building 100 and Building 300 are sometimes individually referred to herein as the a "Building" and collectively as the "Buildings". Landlord and Tenant agree that as of the Date, Building 100 contains approximately 304,999 rentable square feet and Building 300 contains approximately 304,916 rentable square feet.

     (e) "Premises" means (i) from and after the Date, the portion of the 7th floor of Building 300 identified on Exhibit A as the "Initial Premises" consisting of approximately 41,157 rentable square feet (the "Initial Premises"), (ii) from and after the 5th Floor Building 300 Expansion Premises Commencement Date (as defined below), the portion of the 5th floor of Building 300 identified in Exhibit A as the "5th Floor Building 300 Expansion Premises" consisting of approximately 5,087 rentable square feet (the "5th Floor Building 300 Expansion Premises"), (iii) from and after the First 7th Floor Building 300 Expansion Premises Commencement Date (as defined below), the portion of the 7th floor of Building 300 identified on Exhibit A as the "First 7th Floor Building 300 Expansion Premises" consisting of approximately 3,812 rentable square feet (the "First 7th Floor Building 300 Expansion Premises"), (iv) from and after the Building 100 Expansion Premises Commencement Date (as defined below), the portion of the 5th floor of Building 100 identified on Exhibit A as the "Building 100 Expansion Premises" consisting of approximately 40,224 rentable square feet (the "Building 100 Expansion Premises"), and (v) from and after the Second 7th Floor Building 300 Expansion Premises Commencement Date (as defined below), the portion of the 7th floor of Building 300 identified on Exhibit A as the "Second 7th Floor Building 300 Expansion Premises" consisting of approximately 2,960 rentable square feet (the "Second 7th Floor Building 300 Expansion Premises").

     (f) "Use" means general office use, which includes insurance and marketing office uses, and no other use.

     (g) "Term" means the duration of this Lease, which (i) with respect to Initial Premises commences on the Date, (ii) with respect to the 5th Floor Building 300 Expansion Premises begins on the 5th Floor Building 300 Expansion Premises Commencement Date, (iii) with respect to the First 7th Floor Building 300 Expansion Premises begins on the First 7th Floor Building 300 Expansion Premises Commencement Date,
           (iv) with respect to the Building 100 Expansion Premises commences on the Building 100 Expansion Premises Commencement Date, and (v) with respect to the Second 7th Floor Building 300 Expansion Premises begins on the Second 7th Floor Building 300 Expansion Premises Commencement Date, and with respect to the entire Premises ending on September 30, 2007 (the "Expiration Date"), unless terminated earlier or extended further as provided in this Lease.

     (h) "First 7th Floor Building 300 Expansion Premises Commencement Date" shall mean the date Landlord delivers the First 7th Floor Building 300 Expansion Premises to Tenant in accordance with Section 3.1 below after vacation of same by the existing tenant, Coutinho Caro + USA, which Landlord and Tenant currently contemplate will be on or about December 1, 1996. "5th Floor Building 300 Expansion Premises Commencement Date" shall mean the date Landlord delivers the 5th Floor Building 300 Expansion Premises according to Section 3.1 below to Tenant after vacation of a portion of same by the existing tenant, Munich Re Capital Management Corporation and Munich Reassurance Company, US branch, which Landlord and Tenant currently contemplate will occur on or about January 1, 1997. "Building 100 Expansion Premises Commencement Date" shall mean the date Landlord delivers the Building 100 Expansion Premises according to Section 3.1 below to Tenant after vacation of same by the existing tenant, Service America Corporation, which Landlord and Tenant currently contemplate will occur on or about September 1, 1997. "Second 7th Floor Building 300 Expansion Premises Commencement Date" shall mean the date Landlord delivers the Second 7th Floor Building 300 Expansion Premises according to Section 3.1 below to Tenant after vacation of same by the current tenant, Attachmate, which Landlord and Tenant currently contemplate will occur on or about September 1, 1997. Each of the First 7th Floor Building 300 Expansion Premises Commencement Date, 5th Floor Building 300 Expansion Premises Commencement Date, Building 100 Expansion Premises Commencement Date and Second 7th Floor Building 300 Expansion Premises Commencement Date is sometimes individually referred to herein as a "Commencement Date" and collectively as the "Commencement Dates" and the dates on which each of those Commencement Dates is contemplated to occur is sometimes individually referred to herein as a "Scheduled Commencement Date" and collectively as the "Scheduled Commencement Dates".

     (i) "Base Rent" means the Rent payable according to Section 4.1, which will be in an amount per month as follows:

        (i)   for the Initial Premises:

                                                                                 ANNUAL BASE
                                                                    MONTHLY       RENT PER
         PERIOD                                                    BASE RENT     SQUARE FOOT
         ------                                                    ----------    -----------
         From the Date to 9/30/97..............................    $63,244.59      $18.44
         From 10/1/97 to 9/30/02...............................    $68,595.00      $20.00
         From 10/1/02 to the Expiration Date...................    $89,173.50      $26.00

        (ii)   For the 5th Floor Building 300 Expansion Premises:

                                                                                 ANNUAL BASE
                                                                    MONTHLY       RENT PER
         PERIOD                                                    BASE RENT     SQUARE FOOT
         ------                                                    ----------    -----------
         From the 5th Floor....................................    $8,478.33       $20.00
         Building 300 Expansion
         Premises Commencement Date to 9/30/02
         From 10/1/02 to the Expiration Date...................    $11,021.83      $26.00

        (iii)  For the First 7th Floor Building 300 Expansion Premises:

                                                                                 ANNUAL BASE
                                                                    MONTHLY       RENT PER
         PERIOD                                                    BASE RENT     SQUARE FOOT
         ------                                                    ----------    -----------
         From the First 7th Floor..............................    $7,941.67       $25.00
         Building 300 Expansion
         Premises Commencement Date to 9/30/97
         From 10/1/97 to 9/30/02...............................    $6,353.33       $20.00
         From 10/1/02 to the Expiration Date...................    $8,259.33       $26.00

        (iv)  For the Building 100 Expansion Premises:

                                                                                 ANNUAL BASE
                                                                    MONTHLY       RENT PER
         PERIOD                                                    BASE RENT     SQUARE FOOT
         ------                                                    ----------    -----------
         From the Building 100.................................    $67,040.00      $20.00
         Expansion Premises
         Commencement Date to 9/30/02
         From 10/1/02 to the Expiration Date...................    $87,152.00      $26.00

        (v)   For the Second 7th Floor Building 300 Expansion Premises:

                                                                                 ANNUAL BASE
                                                                    MONTHLY       RENT PER
         PERIOD                                                    BASE RENT     SQUARE FOOT
         ------                                                    ----------    -----------
         From the Second 7th Floor.............................    $4,933.33       $20.00
         Building 300 Expansion
         Premises Commencement Date to 9/30/02
         From 10/1/02 to the Expiration Date...................    $6,413.33       $26.00

     (j) "Tenant's Building 300 Share" means, with respect to the calculation of Additional Rent according to Section 4.2, (i) 13.498%, which is the percentage resulting from dividing the rentable square footage of the Initial Premises by the rentable square footage of the Building 300 plus (ii) from and after the 5th Floor Building 300 Expansion Premises Commencement Date, 1.668%, which is the percentage resulting from dividing the rentable square footage of the 5th Floor Building 300 Expansion Premises by the rentable square footage of Building 300, (iii) from and after the First 7th Floor Building 300 Expansion Premises Commencement Date, 1.250%, which is the percentage resulting from dividing the rentable square footage of the First 7th Floor Building 300 Expansion Premises by the rentable square footage of Building 300 plus (iv) .971%, which is the percentage resulting from dividing the rentable square footage of the Second 7th Floor Building 300 Expansion Premises by the rentable square footage of Building
           300. "Tenant's Building 100 Share" means, with respect to the calculation of Additional Rent according to Section 4.2, 13.188%, which is the percentage resulting from dividing the rentable square footage of the Building 100 Expansion Premises by the rentable square footage of Building 100. In the event the rentable square footage of the Premises or the total rentable square footage of either Building 100 or Building 300, respectively, change because of an increase or decrease in the size of the Premises, Tenant's Building 100 Share or Tenant's Building 300 Share, as the case may be, shall be appropriately adjusted.

     (k) "Base Year" means the calendar year commencing January 1, 1997, and ending December 31, 1997.

     (l)   [intentionally deleted]

     (m)  "Landlord's Building Address" means:

            100 First Stamford Place
            Stamford, Connecticut 06902
            Attention: Property Manager

     (n)   "Landlord's General Address" means:

            Suite 450 Fisher Building
            3011 West Grand Boulevard
            Detroit, Michigan 48202
            Attention: Lease Administrator

     (o)   "Tenant's Notice address" means:

            300 First Stamford Place
            Stamford, Connecticut 06092
            Attention: Steve Franks

        with a copy to:

            5205 North O'Connor Boulevard
            Irving, Texas 75039
            Attention: Angela Lannen -- N1683

     (p)   "Tenant's Invoice Address" means:

            300 First Stamford Place
            Stamford, Connecticut 06902
            Attention: Steve Franks

     (q) "Brokers" means the following brokers who will be paid by Landlord in accordance with a separate agreement: Corporate National Realty, Inc. and the following brokers who will be paid by Tenant: NONE.

     (r)   "Liability Insurance Amount" means $5,000,000.00.

     (s) "Parking Passes" means 3.5 multiplied by the rentable square footage of the Premises divided by 1,000, rounded to the nearest whole number. Additionally, as more fully provided under Section 26.20 below, Tenant shall be entitled to a total of 15 reserved parking spaces.

     1.2 Exhibits. The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

     Exhibit A -- Plan Delineating the Premises
     Exhibit B -- Possession and Leasehold Improvements Agreement
     Exhibit C -- Occupancy Estoppel Certificate
     Exhibit D -- Rules and Regulations
     Exhibit E -- Cleaning Standards
     Exhibit F -- First Offer Space
     Exhibit G -- Sample Expenses Statement

     1.3 Additional Definitions.  In addition to those terms defined in Section
1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

     (a)   "Additional Rent" means the Rent payable according to Section 4.2.

     (b) "Building Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday, excluding statutory or legal holidays customarily observed by comparable office buildings in the Stamford, Connecticut, area. The current holidays observed by the Building are New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.

     (c) "Common Areas" means certain interior and exterior common and public areas located in the Complex and in the Buildings as may be reasonably designated by Landlord for the non-exclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees. If Building 100 or Building 300, or both, is or are connected to other buildings by underground tunnels or elevated bridges over public streets, Common Areas will include such bridges and tunnels; provided, however, that Landlord and owners of such other buildings will have the right in their reasonable discretion to adopt rules and regulations relating to bridge and tunnel use.

     (d) "Complex" means the office and retail condominium complex known as First Stamford Place in Stamford, Fairfield County, Connecticut (which consists of the three buildings known as 100, 200, and 300 First Stamford Place and the land on which such buildings are located), less any portion that may be removed from the Complex from time to time, plus any additional real property located proximate to the Complex that may be added from time to time to the Complex reasonably required for the operation of the Complex.

     (e) "Construction Administration Fee" means for all work performed in the Premises, or any portion thereof, whether performed by Landlord or Tenant, Tenant shall pay to Landlord the following fee:

        General Contractor -- If Landlord is the general contractor for the project and is performing the work and/or contracting with the subtrades on Tenant's behalf, Landlord and Tenant will mutually agree upon a fee.

        Project Administration -- For all projects where Landlord is not the General Contractor, a project administration fee will be charged to cover Landlord's service of plan review and design and construction coordination. The current fee for project administration is $75.00 per hour for time spent by Landlord or Landlord's employees, contractors or agents in connection with plan review and design and construction coordination. Said fee is subject to periodic adjustment by Landlord. During the course of any project administration, Landlord will endeavor to provide Tenant with an accounting of hours spent on the project at least once every two (2) weeks, but failure to deliver such accounting shall not be deemed a waiver of the fee.

     (f) "Building 100 Expenses" means Expenses (as defined below) for Building 100 and "Building 300 Expenses" means Expenses for Building
           300. "Expenses" means the aggregate of any and all costs (other than those expressly excluded below) incurred or accrued during each Fiscal Year according to generally accepted accounting principles consistently applied for operating, managing, administering, equipping, securing, protecting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to the respective Building, plus the respective Building's share (determined according to the condominium documents governing the Complex) of such costs so incurred or accrued with respect to the Complex Common Areas (including any and all access easements and parking areas or facilities serving the Complex); administrative fees in an amount equal to 15% of all Expenses other than such administrative fees (provided that if Landlord elects to use the services of a managing agent, Expenses will include, instead of administrative fees, management fees calculated in the same manner as administrative fees); the Building's share of the initial build out costs of the Complex day care center; the Building's share of the cost of maintaining and equipping the health club facility for the Complex that is in excess of the club membership fees; fees and expenses (including reasonable attorneys' fees) incurred in contesting in good faith the validity of any Laws that would cause an increase in Expenses; depreciation on personal property and moveable equipment which is or should be capitalized on Landlord's books; occupancy costs associated with the Complex management office, consisting of base rent costs plus the proportionate share of Expenses and Taxes attributable to such office, provided, however, that the Complex management office shall be of a size reasonably consistent with the size of management offices for comparable building complexes in the Stamford, Connecticut, area, and the base rent and proportionate share of Expenses and Taxes shall be consistent with market rates for comparable space within the Complex; capital expenses made by reason of insurance requirements and costs (whether capital or not) that are incurred in order to conform to changes subsequent to the Date in any Laws (but specifically not including any reenactment or subsequent recodification, local or otherwise, of any laws or regulations existing as of the Date, Tenant acknowledging, however, that a reenactment or subsequent recodification does not include any requirements imposed by new or amended or modified regulations promulgated under any existing statutes or other laws after the
           Date), or that are intended to reduce Expenses or the rate of increase in Expenses (such costs will not be included in Expenses for the Base Year and will otherwise be charged to Expenses in annual installments over the useful life of the items for which such costs are incurred [in the case of items required by changes in Laws or insurance requirements] or over the period Landlord reasonably estimates that it will take for the savings in Expenses achieved by such items to equal their cost [in the case of items intended to reduce Expenses or their rate of increase], and in either case together with interest, each Fiscal Year such costs are charged to Expenses, on the unamortized balance at an interest rate of 1% in excess of the average Prime Rate in effect during such Fiscal
        Year). Expenses will not include (1) mortgage principal or interest; (2) ground lease payments; (3) any depreciation or capital expenditures, including any rental items which, if purchased rather than rented, would constitute a capital expenditure (except as expressly provided above);
        (4) legal fees incurred for collecting rents, including disputes with tenants, mortgagees, superior lessees and for the enforcement of leases in general; (5) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition; (6) wages of executives above the grade of building manager; (7) amounts received (Landlord agreeing that it will use commercially reasonable efforts to recover available insurance proceeds) by Landlord through proceeds of insurance to the extent such amounts are compensation for sums previously or which would otherwise be included in Expenses or amounts that would be receivable by Landlord if Landlord had procured all-risk casualty insurance sufficient in amount to prevent Landlord from becoming a co-insurer and with customary deductibles and exclusions; (8) costs covered by and reimbursable under any contract or manufacturer or supplier warranty to the extent recovered (Landlord agreeing that it will use commercially reasonable efforts to recover such costs); (9) legal fees and disbursements, brokerage commissions, advertising and promotional fees (including any fees or rent for signage advertising the leasing of space in the Building) and other expenses incurred by Landlord in connection with the leasing of space in the Building to tenants; (10) all items and services for which Tenant or any other tenant in the Building is required to reimburse Landlord (other than through Tenant's Building 100 Share or Tenant's Building 300 Share, respectively, or any other tenant's share of Expenses); (11) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work, service or concession customarily granted by Landlord to tenants newly occupying unimproved office space in Building 100 or Building 300, as the case may be, or in the other buildings in the Complex, such as costs incurred by Landlord in connection with rooftop communications equipment (not including, however, any common use equipment or equipment used in the operation or maintenance of the Property or the Building) of other persons, tenants or occupants of the Building or the Complex; (12) any costs incurred with respect to a sale or financing of Building 100 or Building 300, as the case may be, or any interest therein; (13) wages of any employees to the extent their services are not allocable to Building 100 or Building 300, as the case may be; (14) Taxes; (15) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any contract or agreement relating to the Complex or any part thereof, including any development agreements, owner's participation agreement, covenants, conditions, restrictions, conditional use permits, easements or other instruments encumbering the Complex or any part thereof or other agreement relating to the development, entitlement, construction or financing of the Complex; (16) Landlord's charitable or political contributions; (17) costs of inspecting and correcting defects (latent or otherwise) in the initial construction of the Building, except those conditions (not occasioned by construction defects) resulting from wear and tear shall not be deemed defects; and (18) costs of capital acquisition of objects of fine art. For each Fiscal Year during the Term, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the respective Building been 95% occupied and operational and had all Building services been provided to all tenants will be reasonably determined in accordance with sound accounting and management practices and the amount of such increase will be included in Expenses for such Fiscal Year.

     (g) "Fiscal Year" means Landlord's fiscal year, which ends on December 31st of each calendar year and may be changed at Landlord's discretion; provided, however, that if Landlord changes its

        Fiscal Year, Landlord will make appropriate accounting adjustments in the calculation of Tenant's Share of Additional Expenses and Additional Taxes for the year or years affected by such change so as to create no material adverse monetary effect on Tenant.

     (h) "Force Majeure" means any acts of God, governmental restriction, strikes, labor disturbances, shortages of materials or supplies, or any other cause or event beyond the parties' reasonable control (but not because of insolvency, lack of funds or other financial cause), by which either party is hindered or prevented from performance of any act under this Lease, then performance of such act shall be excused for the period during which such performance is rendered impossible; and time for performance shall be extended accordingly. However, Force Majeure shall not relieve either party from any obligation under this Lease. Except as may be specifically provided to the contrary in this Lease, no such delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rents or other charges due, or impose any liability upon Landlord or its agents because of inconvenience to Tenant or injury to or interruption of Tenant's business.

     (i) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction over the Complex, Buildings, Premises, Landlord or Tenant as the context may require.

     (j)   [intentionally deleted]

     (k) "Prime Rate" means the rate of interest announced from time to time by Citibank, N.A., or any successor to it, as its prime rate. If Citibank, N.A. or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

     (l) "Rent" means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

     (m) "Building 100 Taxes" means Taxes (as defined below) for Building 100 and "Building 300 Taxes" means taxes for Building 300. "Taxes" means the amount incurred or accrued during each Fiscal Year according to generally accepted accounting principles consistently applied for that portion of the following items that is allocable to Building 100 and Building 300, respectively, and Complex Common Areas: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Building and Complex Common Areas, the personal property used in operating the Building and Complex Common Areas, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Building, Complex Common Areas, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Building and Complex Common Areas: and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. In the event Landlord successfully obtains a refund of Taxes previously paid, within sixty (60) days after receipt, Landlord shall refund to Tenant a proportionate share of the refund equivalent to the proportionate share of such Taxes previously paid by Tenant. All Taxes which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Taxes except in the year in which the assessment is actually paid. Notwithstanding anything to the contrary set forth in this Lease, Taxes shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or receipts), (ii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of and/or to file any tax or informational returns with respect to any Taxes, when due, except to the extent due to a failure by Tenant to timely pay its share of Taxes, (iv) any real estate taxes directly payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases and (v) any items included as Expenses or specifically excluded as Expenses.

2.   GRANT OF LEASE.

     2.1 Demise. Subject to the terms. covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant Leases from Landlord the Premises, together with the nonexclusive right to use the Common Areas including a non-exclusive right to use existing lines, wires, feeds, connectors, utility closets, telephone closets, electrical rooms or other common equipment located in portions of the applicable Building other than the Premises for electric, communications and other utility service to the Premises to the extent such existing common facilities are available and are of sufficient capacity for such use by Tenant, for the Term. Subject to Complex and Building rules and regulations and other security requirements of Landlord for after-hours entry, Tenant shall have the right of access to the Premises and Common Areas, including the Garage, 24 hours per day 7 days per week during the Term.

     2.2 Quiet Enjoyment. Landlord covenants that during the Term Tenant will have quiet and peaceable possession and enjoyment of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

     2.3 Landlord and Tenant Covenants. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.   TERM.

     3.1 [INTENTIONALLY DELETED]

     3.2 Early Occupancy. Tenant currently occupies the Initial Premises pursuant to the Existing Lease (as defined below). Tenant has no right to enter other portions of the Premises until Landlord tenders possession, except, however, that upon prior written notice to Landlord and subject to the rights of any tenants of the applicable portion of the Premises, Landlord shall permit Tenant's architect and contractors to enter such other portions of the Premises for the purposes of measuring such other portions of the Premises and otherwise viewing such other portions of the Premises.

     3.3 Delayed Occupancy. If, due to the holdover of a prior occupant or other reason beyond Landlord's control, Landlord fails to tender possession of a portion or portions of the Premises to Tenant on or before the applicable Scheduled Commencement Date, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that the applicable Commencement Date will be extended automatically to the day on which Landlord tenders possession of the applicable portion of the Premises to Tenant. Notwithstanding the foregoing or anything contained in this Lease to the contrary, Landlord agrees to use its good faith commercially reasonable efforts to obtain possession of the applicable portions of the Premises on or before the applicable Scheduled Commencement Date, including pursuing in good faith any rights or remedies available to Landlord to evict holdover occupants.

     3.4 Surrender. Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and conditions, except for ordinary wear and tear and except for damage by fire or other casualty or taking, Tenant acknowledging and agreeing, however, that the foregoing does not relieve or otherwise release Tenant from any of its repair and restoration obligations provided hereafter in this Lease. Upon the expiration or other termination of the Term, Tenant agrees to remove
(a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section 9.1 at the time Landlord consented to their installation, and (b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Landlord will not, however, require Tenant to remove improvements to the extent such improvements are consistent with Building standard office improvements, but in any event Landlord may require Tenant to remove any wiring or cabling installed by Tenant above the ceilings or in the walls of the Premises. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises following the expiration or other termination of the Term will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

     3.5 Holding Over. Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the Premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month-to-month, at a monthly Base Rent, payable in advance, equal to 125% of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 150% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.

4.   RENT.

     4.1 Base Rent. Commencing on the Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent will be payable in monthly installments in the amount and for the periods specified in Section 1.1(i), in advance, on or before the first day of each and every month during the Term. However, if the Date or any Commencement Date is other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated based on the actual number of days in such month.

     4.2 Additional Rent. Commencing on January 1, 1998, Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each Fiscal Year subsequent to the Base Year that contains any part of the Term, Tenant's Building 100 Share of (i) the amount by which Building 100 Expenses for such Fiscal Year exceed Building 100 Expenses for the Base Year ("Additional Building 100 Expenses"); and (ii) the amount by which Building 100 Taxes for such Fiscal Year exceed Building 100 Taxes for the Base Year ("Additional Building 100 Taxes"). Commencing on January 1, 1998, Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each Fiscal Year subsequent to the Base Year that contains any part of the Term, Tenant's Building 300 Share of
(i) the amount by which Building 300 Expenses for such Fiscal Year exceed Building 300 Expenses for the Base Year ("Additional Building 300 Expenses"; Additional Building 100 Expenses and Additional Building 300 Expenses are sometimes collectively referred to herein as "Additional Expenses"); and (ii) the amount by which Building 300 Taxes for such Fiscal Year exceed Building 300 Taxes for the Base Year ("Additional Building 300 Taxes"; Additional Building 300 Taxes and Additional Building 100 Taxes are sometimes collectively referred to herein as "Additional Taxes"). The obligations of Tenant to pay Additional Rent as provided in this Section 4 and the obligations of Landlord to repay Tenant for any overpayments of Additional Rent as provided in this Section 4 shall survive the expiration or earlier termination of the Term to the extent the same is attributable to time periods prior to the expiration or earlier termination of the Term.

     (a) Estimated Payments. Prior to or as soon as practicable after the beginning of each Fiscal Year subsequent to the Base Year, Landlord will notify Tenant of Landlord's reasonable estimate of Tenant's Building 100 Share of Additional Building 100 Expenses and Additional Building 100 Taxes for the ensuing Fiscal Year and Landlord's reasonable estimate of Tenant's Building 300 Share of Additional Building 300 Expenses and Additional Building 300 Taxes for the ensuing Fiscal Year. Landlord will endeavor to provide Tenant with such notifications prior to June 1 of each Fiscal Year. On or before the first day of each month during the ensuing Fiscal Year, Tenant will pay to Landlord, in advance, 1/12 of such estimated amounts, provided that until such notice is given with respect to the ensuing Fiscal Year, Tenant will continue to pay on the basis of the prior Fiscal Year's estimate until the first day of a month that is at least 30 days after the date said notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current Fiscal Year. If at any time it appears to Landlord, in Landlord's reasonable judgment, that Tenant's Building 100 Share of Additional Building 100 Expenses or Additional Building 100 Taxes or that Tenant's Building 300 Share of Additional Building 300 Expenses or Additional Building 300 Taxes, or both, for the then-current Fiscal Year will vary from Landlord's estimate by more than 5%, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate. Landlord agrees not to make such mid-Fiscal Year adjustment to the estimate of Tenant's Building 100 Share of Additional Building 100 Expenses or Additional Building 100 Taxes more than one (1) time during any Fiscal Year and agrees not to make such mid-Fiscal Year adjustment to the estimate of Tenant's Building 300 Share of Additional Building 300 Expenses or Additional Building 300 Taxes more than one (1) time during any Fiscal Year.

     (b) Annual Settlement. As soon as practicable after the close of each Fiscal Year, including the Base Year, Landlord will deliver to Tenant its statement of Tenant's Building 100 Share of Additional Building 100 Expenses and Additional Building 100 Taxes for such Fiscal Year and its statement of Tenant's Building 300 Share of Additional Building 300 Expenses and Additional Building 300 Taxes for such Fiscal Year. Such annual statement shall have a reasonably detailed line item by line item breakdown of Expenses. Tenant acknowledges and agrees that the annual Expenses statement delivered to Tenant pursuant to the Existing Lease is a reasonably detailed breakdown. A sample of the existing annual Expenses statement is attached hereto as Exhibit
          G. Landlord will endeavor to provide Tenant with such statements prior to June 1 of each Fiscal Year. If on the basis of such statement Tenant owes an amount that is less than the respective estimated payments for Expenses and Taxes previously made by Tenant for such Fiscal Year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from Tenant to Landlord. Tenant acknowledges that Landlord accounts for Expenses and Taxes separately and accounts for each Building separately. Accordingly, any credit for excess amounts shall be made against the estimated payment of Expenses and Taxes respectively for the respective Building. If on the basis of such statement Tenant owes an amount that is more than the respective estimated payments previously made by Tenant for such Fiscal Year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a Fiscal Year or terminates on a day other than the last day of a Fiscal Year, Tenant's Building 100 Share of Additional Building 100 Expenses and Additional Building 100 Taxes and Tenant's Building 300 Share of Additional Building 300 Expenses and Additional Building 300 Taxes, applicable to the Fiscal Year in which such commencement or termination occurs will be prorated on the basis of the number of days within such Fiscal Year that are within the Term.

     (c) Final Payment. Tenant's obligation to pay the Additional Rent and Landlord's obligation to refund or credit any overpayment of Additional Rent provided for in this Section 4.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, but in any event within one hundred twenty (120) days after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's reasonable estimate of the amount by which Tenant's Share of Additional Expenses and Additional Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments of Additional Rent for the Fiscal Year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord's invoice. Upon final determination of the Additional Rent for the Fiscal Year in which the expiration or termination occurs, either (i) Landlord will invoice Tenant for any underpayment, in which event Tenant shall pay such underpayment to Landlord within thirty (30) days after receipt of Landlord's invoice, or (ii) if Tenant has deposited an excess amount with Landlord, Landlord will refund such excess amount to Tenant within thirty (30) days after the final determination.

     4.3 Other Taxes. Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and
Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises; (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

     4.4 Terms of Payment. All Base Rent, Additional Rent and other Rent will be paid to Aetna Life Insurance Company in lawful money of the United States of America, c/o Dorman & Wilson, Inc. P. O. Box 366 White Plains, NY 10602-0366
Attn: Mr. Donald Tripp, with a written reference indicating that the payment constitutes a payment of rent relating to Aetna Loan Nos. 196786, 197126 and 197330, or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease.

     4.5 Interest on Late Payments. All amounts payable under this Lease by Tenant to Landlord, if not paid within ten (10) days following written notice to Tenant (provided, however, that Landlord is only required to provide such notice and Tenant shall only have such ten (10) day cure period three (3) times within any twelve (12) consecutive month period), will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 3% in excess of the then-current Prime Rate.

     4.6 Right to Accept Payments. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained. Tenant may make payments of its share of Expenses and Taxes under protest and such payment under protest shall not be deemed a waiver by Tenant of any of its rights to audit Expenses and Taxes or otherwise contest the payment of Tenant's share of Expenses and Taxes.

     4.7 Tenant's Right to Audit. Landlord shall maintain complete and accurate books and records detailing all Expenses and Taxes for not less than the preceding two (2) years. Landlord may keep the books and records at the Complex or at Landlord's regional office. Tenant and its representatives shall have the right, at Tenant's expense, to examine, and audit during normal business hours, Landlord's books and records pertaining to the Expenses for the preceding two
(2) years to enable Tenant to verify the accuracy thereof. Landlord shall cooperate with Tenant in any such examination. Tenant's reasonable actual costs of said audit shall be payable by Landlord on demand if it is determined that the Expenses and Taxes reported by Landlord are in excess of five (5%) percent of the actual amount of Expenses and Taxes. Any overpayment by Tenant shall be credited to Tenant or, if the Term has expired or otherwise terminated, shall be paid to Tenant, and any undercharge shall be paid by Tenant as soon as reasonably possible. The foregoing provision shall survive termination or expiration of the Lease.

5. CONDITION OF PREMISES. Tenant is in possession of the Initial Premises pursuant to the Existing Lease. Tenant accepts the Initial Premises as being in good order, condition and repair and otherwise as is, where is and with all faults. By taking possession of each portion of the Premises hereunder, Tenant accepts the applicable portion of the Premises as being in good order, condition and repair, and otherwise as is, where is and with all faults. Except as may be expressly set forth in this Lease, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Complex, Buildings, Common Areas or Premises, or the suitability of any of the foregoing for the conduct of Tenant's business. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Notwithstanding the foregoing, Tenant may install cabling and wiring necessary for the conduct of Tenant's business in the space above the finished ceiling and in non-structural walls, to the extent available, provided, however, that upon the expiration of earlier termination of this Lease, Tenant shall be required to remove all such cabling and wiring. Except for the non-exclusive rights granted to Tenant under Section 2.1, Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts.

6.   USE AND OCCUPANCY.

     6.1 Use.

     (a) Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(f), or for such other purpose as Landlord expressly authorizes in writing, which shall not be unreasonably withheld or delayed after receipt of a written request for such authorization from Tenant.

     (b) The use of the Premises permitted under Section 6.1(a) shall not include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for: (i) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission; or (ii) any gambling or gaming activities, any political activities, any club activities or any school, or any employment or placement agency.

     6.2 Compliance.

     (a) Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all Laws applicable to Tenant's use and occupancy of the Premises. If, (i) due to the nature or manner of any use or occupancy of the Premises by Tenant, or (ii) due to a condition created by Tenant, or a breach of Tenant's obligations hereunder or the negligence of Tenant or its invitees, any improvements or alterations to the Premises or either Building or changes in the services provided by Landlord according to Section 5 are required to comply with any Laws, or with requirements of Landlord's insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services.

     (b) Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Laws or insurance requirements applicable (or purporting so to be) to the Premises, provided that:
           (i) Landlord shall not be subject to civil or criminal penalty or to prosecution for a crime, nor shall the Complex or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (ii) Tenant shall indemnify Landlord against the cost of any liability resulting from or incurred in connection with such contest or non-compliance; (iii) such non-compliance or contest shall not constitute or result in any violation of an Encumbrance or if any Encumbrance holder shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Landlord shall be deemed subject to prosecution for a crime if

        Landlord, or any of its officers, directors, employees or agents, is charged with a crime of any kind whatever unless such charge is withdrawn five (5) days before such party is required to plead or answer thereto.

     (c) Landlord and Tenant agree that, during the Term, each will comply with all Laws governing, and all procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, either Building or land underlying the Building (the "Land") that involves or affects any Hazardous Substances. Each party will indemnify and hold the other and the other's "Affiliates" (as defined in Section 13.1) harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out or in connection with any breach by such party of its covenants under this Section 6.2(b). The parties' obligations under this Section 6.2(b) will survive the expiration or early termination of the Term.

     6.3 Occupancy. Tenant will not do, or permit to be done by Tenant's employees, guests, invitees, contractors, subcontractors and agents, anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into either Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 6.3,
(a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease; or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

7.   SERVICES AND UTILITIES.

     7.1 Landlord's Standard Services. During the Term, Landlord will operate and maintain the Buildings in compliance with all applicable Laws which are not the obligation of Tenant and according to those standards from time to time prevailing for first-class office buildings in the area in which the Buildings are located. Landlord will provide the following services according to such standards, the costs of which will be included in Expenses to the extent provided in Section 1.3(f):

     (a) repair, maintenance and replacement of all structural elements of the Buildings and the Garage, all general mechanical, plumbing and electrical systems installed in the Buildings, including, without limitation, the elevators of the Buildings, but excluding those portions of any plumbing or electrical systems that are located within the Premises and excluding any mechanical, plumbing or electrical systems which may be installed elsewhere in the Building by Tenant or at the request of Tenant, and all Common Areas;

     (b) heating, ventilating and air conditioning the Premises and Common Areas during Business Hours, at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business operations with "Customary Office Equipment" (as used in this Lease, "Customary Office Equipment" will include typewriters, calculators, dictation recorders, desk top personal computers, small reproduction machines and similar devices and equipment; but will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises such as heavy-duty data processing, computer or reproduction equipment). If Tenant requires heating, ventilating or air conditioning for the Premises outside Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant (which request will be made at the time and in the manner reasonably designated by Landlord for such requests from time to time), and for this service Tenant will pay Landlord, within 15 days after the date of Landlord's invoice, the hourly rate reasonably determined by Landlord from time to time. The current rates for heating, ventilating and air conditioning outside of Business Hours is $0.00 per hour per Building for heating, $65.00 per hour per Building for ventilating and $105.00 per hour per Building for air conditioning;

     (c) water for small kitchens, washrooms and drinking fountains (excluding water for air conditioning units for exclusive use by Tenant). Tenant currently has an executive washroom in the Premises. Landlord acknowledges that use of water in such executive washroom is part of standard services under this Section 7.1 and not an additional service;

     (d) janitorial services to the Premises and Building Common Areas substantially according to the standards described on Exhibit E. If Tenant shall have a separate area for the storage, preparation, service or consumption of food or beverages, reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, Tenant, at its expense, shall cause such portions of the Premises to be cleaned daily in a manner reasonably satisfactory to Landlord. Landlord shall have the right to cause any area in the Premises used for the storage, preparation, service or consumption of food or beverages to be exterminated for vermin by a reputable extermination contractor selected by Landlord with such frequency as shall be reasonably satisfactory to Landlord and Tenant shall pay the cost thereof to Landlord within ten (10) days after demand;

     (e) automatic passenger elevators for access to and from the floor(s) on which the Premises are located;

     (f) toilet facilities, including necessary washroom supplies sufficient for Tenant's normal use;

     (g) electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures; and

     (h) replacement of tubes and ballasts in those Building standard lighting fixtures installed in the Premises.

     7.2 Separate Utility Services. In addition to the standard services provided according to Section 7.1, Landlord will furnish the following "Separate Utilities" to the extent they are currently available within the Premises using existing Building equipment 24 per day, subject to Section 7.4 below: electricity for Tenant's use in the Premises so long as such use shall not exceed a connected load of six (6) watts per rentable square foot in the Premises. Tenant will pay separately for the costs of all Separate Utilities consumed within the Premises (and such costs will not be included in Expenses). Except when Tenant pays the utility company directly, Tenant will pay Landlord for the costs of Separate Utilities consumed within the Premises. Landlord will invoice Tenant from time to time for such actual costs without mark-up of any kind (but in no event more frequently than once per month), which will be deemed Rent under this Lease, and Tenant will pay the same within 15 days after the date of Landlord's invoice. For the costs of all Separate Utilities so payable by Tenant to Landlord, Landlord will charge Tenant (a) by metering at applicable rates, where meters exist or are installed at Landlord's discretion, including all service and meter-reading charges; and/or (b) by use and engineering surveys identifying all costs relating to consumption of Separate Utilities. For purposes of this Section 7.2, from time to time during the Term Landlord may enter the Premises to install, maintain, replace or read meters for Separate Utilities and/or to evaluate Tenant's consumption of and demand for Separate Utilities. Landlord shall give Tenant notice prior to any such entry into the Premises (Tenant agreeing and acknowledging, however, that Landlord shall not be required to give prior written notice for routine maintenance or meter reading or in the case of emergency) and Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in connection with any such entry.

     7.3 Additional Services.

     (a) If Tenant requires electric current, water or any other energy in excess of the amounts provided by Landlord according to Sections 7.1 and 7.2, such excess electric, water or other energy requirements will be supplied only with Landlord's consent, which consent will not be unreasonably withheld. If Landlord grants such consent, Tenant will pay all costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the required excess capacity. Tenant will also pay the entire cost at the prevailing rate of such additional electricity, water or other energy so required.

     (b) If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and Tenant will pay Landlord all costs of installing, operating and maintaining such supplementary units.

     (c) If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to Section 5.1 (such as cleaning services beyond normal office janitorial services for kitchens, computer rooms, medical or dental examination rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to Landlord's Building manager ("Property Manager"), provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services at prevailing rates. Landlord will also provide, within a reasonable period after Tenant's request made to the Property Manager, at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building standard lighting fixtures in the Premises.

     (d) Tenant will pay as Rent, within 15 days after the date of Landlord's invoice, all costs which may become payable by Tenant to Landlord under this Section 7.3.

     7.4 Interruption of Services.  If any of the services provided for in this
Section 7 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord's reasonable control, any of the services required to be provided by Landlord under this Section 7 should become unavailable and should remain unavailable for a period in excess of 60 hours after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises where Tenant is actually unable to use any or all of the Premises for the normal conduct of its business ("Untenantable"), then commencing upon the expiration of such 60-hour period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered Untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord's control, any such irregularity or stoppage that is required in order to comply with any Laws will be deemed caused by a reason beyond Landlord's control. Notwithstanding anything contained herein to the contrary, if all or any portion of the Premises is rendered Untenantable and if Landlord receives any proceeds of rental income insurance maintained by Landlord for the applicable Building as described in Section 11.1(c), Tenant shall be entitled to an abatement of Rent equal to the amount of such proceeds received by Landlord (Landlord agreeing to use reasonable efforts to collect such proceeds) to the extent applicable to the Premises, it being intended that Landlord not receive a double collection of rent as a result of any such untenantability.

8.   REPAIRS.

     8.1 Repairs Within the Premises. Subject to the terms of Sections 6, 7.1(a), 12 and 14, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant's own expense: (a) at all times during the Term, maintain the Premises, all fixtures and equipment in the Premises and those portions of any plumbing or electrical systems located within the Premises and any fixtures and equipment installed by or on behalf of Tenant outside of the Premises in good order and repair and in a condition that complies with all applicable Laws (as more fully provided in and subject to Section 6.2 above); and (b) promptly and adequately repair all damage to the Premises and replace or repair all of such fixtures, equipment and portions of the plumbing or electrical systems that are damaged or broken, all under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval, which approval shall not be unreasonably withheld or delayed, and in any event such approval shall be given or denied within five (5) business days after written request by Tenant) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building standard materials and will comply with all insurance requirements and all applicable Laws.

     8.2 Failure to Maintain Premises. If Tenant fails to perform any of its obligations under Section 8.1, and does not cure such failure within the time period and subject to the conditions set forth in Section 20.1(b) below, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 15 days after the date of Landlord's invoice. For purpose of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 10 business days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

     8.3 Notice of Damage. Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts of appurtenances of the Building's sanitary, electrical, heating, air conditioning, elevator or other systems located in or passing through the Premises.

9.   ALTERATIONS.

     9.1 Alterations by Tenant. Tenant may from time to time at its own expense make changes, additions and improvements to the Premises to better adapt the same to its business, provided that any such change, addition or improvement (a) will comply with all applicable Laws; (b) will be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld;
(c) will equal or exceed Building standard; (d) will be carried out only by persons selected by Tenant and reasonably approved in writing by Landlord, which approval shall be given or withheld within five (5) business days after written request by Tenant, who will, if required by Landlord, in Landlord's reasonable judgment, deliver to Landlord before commencement of the work performance and payment bonds; provided, however, Landlord will not require performance and payment bonds so long as TIG Insurance Company is Tenant hereunder; (e) does not exceed or materially adversely affect the capacity, maintenance, operating cost or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;
(f) is approved by the holder of any Encumbrance, if such approval is required under the terms of any Encumbrance, Landlord agreeing to use its diligent and good faith efforts to obtain such approval; (g) does not violate any agreement which affects the Building or binds Landlord; and (h) does not alter the exterior of the Building in any way. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant
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

will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay the Construction Administration Fee on all changes, additions or improvements. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such change, addition or improvement and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the change, addition or improvement to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built CAD plans of any such change, addition or improvement upon its completion. All changes, additions and improvements to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such changes, additions or improvements upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 15.1. All other changes, additions and improvements will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear and casualty excepted, Tenant acknowledging and agreeing, however, that the foregoing does not relieve or otherwise release Tenant from any of its repair and restoration obligations provided hereafter in this Lease.

     Notwithstanding the foregoing, Tenant may perform alterations to the interior of the Premises without Landlord's prior written consent provided such alterations (or the performance thereof) do not (i) affect the mechanical, electrical, HVAC, life safety, or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Premises, (iii) involve the use or disturbance of any Hazardous Substances or (iv) cost more than One Hundred Thousand and No/100 Dollars ($100,000.00) in any twelve (12) consecutive month period, and further provided that Tenant gives Landlord prior written notice of such alterations and further provided that such alterations (and the performance thereof) shall otherwise be in compliance with the provisions of this Section 9 (except for the requirement of Landlord's consent).

     9.2 Alterations by Landlord. Landlord may from time to time make repairs, changes, additions and improvements to the Complex, Building, Common Areas and those Complex or Building systems necessary to provide the services described in
Section 5, and for such purposes Landlord may enter the Premises upon not less than 10 days' prior written notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, except as may be otherwise provided herein, provided that in doing so Landlord will not disturb or interfere with Tenant's use of (including access to) the Premises, Garage or Common Areas and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to or use of the Premises.

10. LIENS.

     Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Complex or Building. Tenant will keep title to the Complex and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien of which Tenant has notice. Tenant will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings, whether or not Tenant has notice of such lien, claim or proceeding. In case any such lien attaches, Tenant agrees to cause it to be immediately released and removed of record (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

11. INSURANCE.

     11.1 Landlord's Insurance. During the Term, Landlord will provide and keep in force the following insurance:

     (a) commercial general liability insurance relating to Landlord's operation of the Building and Complex, for personal and bodily injury and death, and damage to others' property; and

     (b) full replacement cost all risk of fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Land and Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files, inventory, stock-in-trade and work products and all leasehold improvements in the Premises); and

     (c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and

     (d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

Insurance effected by Landlord under this Section 11.1 (except for Section 11.1(b), which shall be full replacement cost) will be in amounts which Landlord from time to time reasonably determines sufficient or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Sections 11.1 (b),
(c) and (d), permit the release of Tenant from certain liability under Section 13.1; and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient. In determining the amounts of such insurance, Landlord will exercise its reasonable judgment consistent with the practices of prudent institutional owners of real estate similar to the Building and Complex. Tenant acknowledges that Landlord's loss of rental income insurance policy provides that payments by the insurer may be limited to a period of one
(1) year (but Landlord agrees that it shall be no longer than two (2) years) following the date of any damage or destruction and that no insurance proceeds will be payable in the case of damage or destruction caused by an occurrence not included in the policies described in Sections 11.1(b), (c) and (d).

     11.2 Tenant's Insurance. During the term, Tenant will provide and keep in force the following insurance:

     (a) commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than the Liability Insurance Amount for any one accident or occurrence; and

     (b) all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, documents, files, work products, inventory, stock-in-trade and all leasehold improvements in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a co-insurer and subject only to such deductibles and exclusions as Landlord may reasonably approve.

Landlord and the holder of any Encumbrance will be named as an additional insureds in the policy described in Section 11.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. Landlord and the holder of any Encumbrance will be named as a loss payee, as its interest may appear, in the policies described in Sections 11.2(b) and (c), and such policies will permit the release of Landlord and the holder of any Encumbrance from certain liability under Section
13.2. Tenant's insurance policies will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies or certificates, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. If Tenant fails to insure or pay premiums, or to file satisfactory
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

proof as required, Landlord may, upon a minimum of one (1) business day's written notice, effect such insurance and recover from Tenant on demand any premiums paid.

     Tenant shall have the right to self-insure against those liabilities and casualties which would otherwise be covered by insurance required under this Lease, provided that the terms and conditions hereof are satisfied. Additionally, Tenant shall have the right to provide the insurance coverage required hereunder under blanket policies of insurance in a form that provides specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein. As a condition precedent to Tenant providing self-insurance, Tenant must satisfy all the following conditions:

    (i) Tenant must have adequate net worth (Landlord acknowledging that a net worth of $500,000,000 or more shall be deemed adequate), resources and liquidity, must provide adequate reserves and must have a claims paying ability comparable to the claims paying ability of an insurance company that a prudent tenant of a class A office buildings in the Stamford, Connecticut, area would select.

    (ii) The coverages provided by such plan of self-insurance must be equivalent to the coverages required to be provided by Tenant under this Lease and shall contain all the terms and conditions applicable to such insurance as required in this Section 11 including, without limitation, a full waiver of subrogation.

    (iii) Tenant must have corporate authority to provide such plan of self-insurance and must satisfy all governmental requirements for providing such plan of self-insurance.

Notwithstanding the foregoing, in no event shall Tenant's plan of self-insurance for the liability coverage required under Section 11.2(a) exceed $1,000,000, and Tenant shall maintain liability insurance from third party providers with limits of not less than the Liability Insurance Amount above such $1,000,000.

12. DAMAGE OR DESTRUCTION.

     12.1 Termination Options. If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. Landlord will endeavor to provide such notice to Tenant within sixty (60) days after such damage. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building or the Complex necessary for Tenant's occupancy cannot be completed within 180 days (not including any Force Majeure delays) from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease. If such estimate states that repair or restoration of all such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 30 days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 11.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within fifteen 15 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate thirty (30) days after notice of termination is delivered and Tenant will vacate and deliver possession of the Premises to Landlord in accordance with Section 3.4 within said thirty (30) day period; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period and Landlord will be entitled to all proceeds of the insurance policy described in Section 11.2(b) applicable to any damaged leasehold improvements in the Premises.

     12.2 Repair Obligations. If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to
Section 12.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. Landlord will have no liability to Tenant and Tenant will not be entitled to

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

terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. Notwithstanding the foregoing, in the event that, for any reason, all damage required to be restored by Landlord is not restored within two hundred and seventy (270) days following the damage or destruction (or ninety (90) days plus the period of time initially estimated for repair or restoration if such initial estimate was for more than one hundred eighty (180) days), subject to Force Majeure delays in any event, Tenant shall have the right, exercised by written notice given to Landlord within (5) days after the end of such period, to terminate this Lease by written notice given to Landlord.

     In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 11.2; Tenant agrees to repair, restore or replace such property as soon as possible after the date of damage, to at least the condition existing prior to its damage, using materials at least equal to Building standard. However, in connection with its repair and restoration of such damage, Landlord may, at its option, elect to repair and restore the damage, if any, caused to any or all of the leasehold improvements required to be insured by Tenant according to Section 11.2(b). If Landlord makes such election, Landlord will be entitled to all proceeds of the insurance policy described in Section 11.2(b) applicable to the leasehold improvements Landlord so elects to repair or restore.

     12.3 Rent Abatement. If any fire or casualty damage renders the Premises or any portion thereof unusable by Tenant for the conduct of Tenant's business and Tenant in fact does not use the Premises or applicable portion thereof for the conduct of its business ("untenantable") and if this Lease is not terminated according to Section 12.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the earlier of (a) sixty (60) days after the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 12.2 and (b) the date Tenant first reoccupies the Premises or applicable portion therefor for the conduct of business. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.

13. WAIVERS AND INDEMNITIES.

     13.1 Landlord's Waivers. As used in this Section 13, a party's "Affiliates" means that party's parent, subsidiary and affiliated corporations and its and their partners, ventures, directors, officers, shareholders, agents, servants and employees. Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Sections 11.1(b), (c) or (d), so long as such loss, injury or damage results from or in connection with this Lease or Tenant's use and occupancy of the Premises. Landlord's waivers under this Section 11.1 will survive the expiration or early termination of the Term.

     13.2 Tenant's Waivers. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord, its Affiliates and the holder of any Encumbrance will not be liable or in any way responsible for, and Tenant waives all claims against Landlord, its Affiliates and the holder of any Encumbrance for any loss, injury or damage suffered by Tenant or others (to the extent not prohibited by applicable laws) relating to (a) loss or theft of, or damage to, property of Tenant or others (to the extent not prohibited by applicable laws);
(b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipers, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord, its Affiliates and the holder of any Encumbrance will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord, its Affiliates and the holder of any Encumbrance for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 11.2(b) or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building. Tenant's waivers under this Section 13.2 will survive the expiration or early termination of the Term.

     13.3 Landlord's Indemnity. Subject to Sections 7.4 and 13.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demand, damages or expenses including reasonable attorneys' fees due to or arising out of any acts or occurrence on or about the Common Areas (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible. Landlord's obligations under this Section 13.3 will survive the expiration or early termination of the Term.

     13.4 Tenant's Indemnity. Subject to Section 13.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant will indemnify and hold Landlord and the holder of any Encumbrance harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible. Tenant's obligations under this Section 13.4 will survive the expiration or early termination of the Term.

14. CONDEMNATION.

     14.1 Full Taking. If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date the earlier of when the condemning authority takes physical possession of or title to the Building or Premises.

     14.2 Partial Taking.

     (a) Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

     (b) Tenant's Termination. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

     (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by condemning authority.

     (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

     14.3 Awards. As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.

15. ASSIGNMENT AND SUBLETTING.

     15.1 Limitation. Without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees.

     15.2 Notice of Proposed Transfer; Landlord's Option. If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years, and the principal terms of the proposed assignment or sublease. Except in the case of any transfer permitted under Section 15.7, Landlord will have the option, which must be exercised, if at all, by notice given to Tenant within 10 days after Landlord's receipt of Tenant's notice of the proposed transfer, either (i) if Tenant's notice relates to a subletting, to sublet from Tenant such space as is described in the notice for such portion of the Term as is described in the notice, upon the same terms and conditions and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in this Lease; or (ii) if such notice relates to an assignment, to become Tenant's assignee.

     15.3 Consent Not to be Unreasonably Withheld. If Landlord does not exercise its applicable option under Section 15.2, then Landlord will not unreasonably withhold its consent, Landlord agreeing that it will grant or withhold its consent within ten (10) business days after receipt by Landlord of the written notice and other documentation required under Section 15.2, to the proposed assignment or subletting if each of the following conditions is satisfied:

     (a) the proposed transferee, in Landlord's reasonable opinion, has sufficient financial capacity and business experience to perform assignee's obligations under this Lease, with respect to an assignment, or subleasee's obligations under its sublease, with respect to a sublease; and

     (b) the proposed transferee will make use of the Premises which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of a first-class office building, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (v) will not increase the likelihood of damage or destruction to the Building,
           (vi) will not cause an increase in insurance premiums for insurance policies applicable to the Building, and (viii) will not require new tenant improvements incompatible with then existing Building systems and components; and

     (c) the proposed transferee does not have a poor business reputation or reputation as being an undesirable tenant in a first class office building; and

     (d) the proposed transferee, at the time of the proposed transfer, is neither a tenant in the Complex nor a party to whom Landlord has sent a written proposal or from whom Landlord has received a written proposal; and

     (e)   [intentionally deleted]

     (f) at the time of the proposed transfer no "Default" (as defined in Section 20.1) exists under this Lease.

     15.4 Form of Transfer. If Landlord consents to a proposed assignment of sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the subtenant will comply with all terms and conditions of this Lease to the extent applicable to the sublease and subleased premises, and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.

     15.5 Payments to Landlord. If Landlord does not exercise its applicable option under Section 15.2 and Tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its' transferee (whether in monthly installments, in a lump sum, or otherwise).

     15.6 Change of Ownership. Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not, however, be deemed a "transfer of interest" under this Section 15.6.

     15.7 Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 15, neither (i) an assignment or subletting of all or a portion of the Premises to an entity which is controlled by, controls or is under common control with Tenant, or to a purchaser of all or substantially all of the assets of Tenant or an entity which is controlled by, controls or is under common control with Tenant, or the sale or transfer of the entire interest in and to this Lease held by Tenant or of an entity which is controlled by, controls or is under common control with Tenant, (ii) a transfer, by law or otherwise, in connection with the merger, consolidation or other reorganization of Tenant or of an entity which is controlled by, controls or is under common control with Tenant, or (iii) the use or occupancy of portions of the Premises by a party or parties in connection with the transaction of business with Tenant or with an entity which is controlled by, controls or is under common control with Tenant shall be deemed a transfer requiring Landlord's consent under this
Section 15 (such entities, purchasers and parties shall be referred to herein collectively or individually as an "Affiliate"). In any event, Tenant shall notify Landlord of any such assignment, sublease, action or use and no such assignment, sublease, action or use shall release Tenant of any of its obligations under this Lease, except as provided in Section 15.9 below.

     15.8 Effect of Transfers. Except as hereinafter provided, no subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this Section 15. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. If Landlord shall choose to take an assignment of a sublease then the subtenant shall be bound to Landlord for the balance of the Term thereof and shall attorn directly to Landlord under all of the executory terms of the sublease except that Landlord shall not (a) be liable for any previous act, omission or negligence or Tenant, (b) be subject to any counterclaim, defense or offset not expressly provided for in the sublease and accruing against Tenant,
(c) be bound by any previous modification or amendment of the sublease made without Landlord's consent or by any previous prepayment of more than one month's Rent, or (d) be obligated to perform any repairs or other work beyond Landlord's obligation under this Lease. Each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence said attornment.

     15.9 Release of Tenant. TIG Reinsurance Company ("TIG Re"), a wholly owned subsidiary of Tenant, will be occupying the Premises. In the event TIG Re is acquired, either by sale of assets or stock, and Tenant delivers documentation to Landlord, in form and substance reasonably satisfactory to Landlord, demonstrating that the acquiring entity then has a net worth, creditworthiness and liquidity equal to or better than that of Tenant as of the Date, then Tenant may assign this Lease to such acquiring entity and upon such assignment and assumption by the acquiring entity of all obligations of Tenant under this Lease, Landlord shall release the original Tenant from all obligations under this Lease occurring from and after such assumption.

16. PERSONAL PROPERTY.

     16.1 Installation and Removal. Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 9.1. Any such personal property installed in the Premises by Tenant (a) may be removed form the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 9.1, and (b) will be removed by Tenant at the end of the Term according to Section 3.4. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal. All Tenant's personal property, including without limitation, all articles of personal property and all business and trade fixtures, machinery and equipment, unattached cabinet work, furniture and movable partition and unattached door systems owned by Tenant or installed by Tenant in the Premises and inventory shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term of the Lease, provided that Tenant promptly repairs at Tenant's expense any damage to the Premises or the Building caused by such removal.

     16.2 Responsibility. Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

     16.3 [INTENTIONALLY DELETED]

17. ESTOPPEL CERTIFICATES.

     17.1 Tenant Estoppel. Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 15 days' prior written request by Landlord and not more than 3 times in any twelve (12) month period), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord, to Tenant's actual knowledge, or Tenant exists which has not been cured, except as to defaults stated in such certificate; (f) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (g) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (h) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

     17.2 Landlord Estoppel. Upon request by Tenant, but in no event more than 3 times in any 12 month period, Landlord hereby agrees to provide to Tenant an estoppel certificate signed by Landlord, containing the same types of information, and within the same period of time, as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord or a lender.

18. TRANSFER OF LANDLORD'S INTEREST.

     18.1 Sale, Conveyance and Assignment. Nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Building or Landlord's interest in the Complex under this Lease.

     18.2 Effect of Sale, Conveyance or Assignment. A sale, conveyance or assignment of the Building will release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date, provided, however, that the transferee assumes Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

     18.3 Subordination and Nondisturbance. This Lease is and will be subject and subordinate in all respects to any ground lease, mortgage or deed of trust now or later encumbering the Building, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance"); provided, however, that with respect to any ground lease, mortgage or deed of trust encumbering the Building entered into after the Date, such subordination shall not be effective unless and until the lessor under such ground lease or holder of such mortgage or deed of trust agrees (either in the applicable Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.

     18.4 Attornment. If the interest of Landlord is transferred to any person (a "Successor Landlord") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Successor Landlord. Upon attornment this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease; provided, however, that the foregoing shall not relieve the Successor Landlord from any on-going maintenance or repair obligations under this Lease, but the Successor Landlord shall not be liable for any damages caused by any failure of the predecessor Landlord to satisfy its repair and maintenance obligations under this Lease, (b) subject to any counterclaim defense or offset not expressly provided for in this Lease and asserted with reasonable promptness, which therefore shall have accrued to Tenant against Landlord, (c) bound by an previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the holder of any Encumbrance through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (d) obligated to perform any repairs or other work beyond Landlord's obligations under this Lease. Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required to evidence such attornment.

19. RULES AND REGULATIONS. Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth in Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. Notwithstanding the foregoing, in the event of any conflict between the terms and conditions of this Lease and the terms and conditions of the Rules and Regulations, the terms and conditions of this Lease shall control and no modification or addition to the Rules and Regulations will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory and Landlord agrees to use commercially reasonable efforts to enforce the Rules and Regulations, but Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.

20. TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

     20.1 Default. This Lease and the Term and estate hereby granted are subject to the following limitations which will each constitute a material breach by Tenant and a "Default" under this Lease:

     (a) Failure to Pay Rent. Tenant fails to pay Base Rent, Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 7 days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent and Additional Rent, Tenant will be entitled to only 3 notices of such failure during any twelve (12) consecutive month period and if, after 3 such notices are given in any twelve (12) consecutive month period, Tenant fails, during such twelve (12) consecutive month period, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

     (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 20 days after written notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 20-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 20-day period or does not diligently complete such cure as soon as possible, but no later than 90 days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or the Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 20.1(b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

     (c)  [INTENTIONALLY DELETED].

     (d) Transfer of Interest without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Section 15, and in the case of an inadvertent breach, but not a willful breach, Tenant does not cure such breach within fifteen (15) days after written notice from Landlord.

     (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 20 days after levy.

     (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

     20.2 Remedies. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

     (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to the extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in Section 4.5, from the date of payment of any such advances, costs and expenses by Landlord.

     (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other Rent would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 4.5), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the Fiscal Year in which termination occurs and for each subsequent Fiscal Year remaining in the Term if this Lease had not been terminated will increase by 8% per year over the amount of Expenses and Taxes for the prior Fiscal Year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at their rental value in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Section 4.5.

     (c) Repossession and Reletting. Landlord may, with due process of law, re-enter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord shall use reasonable efforts to relet all or portions of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its reasonable discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Base Rent, Additional Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 4.5), plus (ii) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bark of New York on the repossession date) of the amount, if any, by which
        (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the Fiscal Year in which repossession occurs and for each subsequent Fiscal Year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Expenses and Taxes for the prior Fiscal Year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvement s and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in Section 4.5.

     (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

21. LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

     21.1 Default. If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 20 days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such 20-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to the holder of any Encumbrance of whom Tenant has been notified in writing, and such holder will also have the right to cure the breach or noncompliance within the period of time described above

     21.2 Remedies. If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 21.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

     21.3 Cure by Encumbrance Holder. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each holder of any Encumbrance and (b) a period of sixty (60) days for remedying such act or omission shall have elapsed following the period to which Landlord would be entitled under this Lease to effect such remedy, provided such holder of an Encumbrance shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

22. [INTENTIONALLY DELETED]

23. BROKERS. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to
    Section 1.1(q) and Tenant will pay all fees, commissions or other compensation payable to the Brokers to be paid by Tenant according to
    Section 1.1(q). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party. Landlord's obligation under this Section 23 will survive the expiration or early termination of the Term.

24. LIMITATIONS ON LANDLORD'S LIABILITY. Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building (which interest includes Landlord's interest in any rents, issues and profits, insurance and condemnation proceeds and any other income from the Building receivable by Landlord, but not including any of the foregoing received by Landlord and thereafter expended or otherwise distributed by Landlord, including any distribution to partners of Landlord or its or their shareholders) and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 9, Exhibit B or otherwise) are solely for Landlord's protection and except as expressly provided, create no warranties or duties to Tenant or to third parties.

25. NOTICES. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) 2 business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord's Building Address and Landlord's General Address, and in the case of notices to Tenant, Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25. Time shall be of the essence for the giving of all notices required or permitted under the provisions of this Lease.

26. MISCELLANEOUS.

     26.1 Binding Effect. Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 15.

     26.2 Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

     26.3 Delivery for Examination. Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

     26.4 No Air Rights. This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

     26.5 Enforcement Expenses. Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease. All obligations under this Section 26.5 will survive the expiration or early termination of the Term.

     26.6 [intentionally deleted].

     26.7 Building Name. Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Complex or Building.

     26.8 Building Standard. The phrase "Building standard" will, in all instances, refer to the then-current standard described in Landlord's most recently published schedule of Building standard or, if no such schedule has been published, to the standard which commonly prevails in and for the entire Building.

     26.9 No Waiver. No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

     26.10 Recording; Confidentiality. Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.

     26.11 Captions. The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

     26.12 Invoices. All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to Section 25. Subject to Tenant's audit rights under Section 4.7 above, if Tenant fails to give Landlord specific written notice of its objections within 60 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

     26.13 Severability. If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

     26.14 Jury Trial. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease, Tenant's use and occupancy of the Premises, or the relationship of Landlord and Tenant. However, such waiver of jury trial will not apply to any claims for personal injury. If Landlord commences any summary or other proceeding for non-payment of rent or recovery of possession of the Premises, Tenant shall not interpose any counterclaim in any such proceeding, unless failure to raise same would constitute a waiver.

     26.15 Authority to Bind. The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

     26.16 Only Landlord/Tenant Relationship. Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     26.17 Covenants Independent. The parties intend that this Lease be construed as if the covenant between Landlord and Tenant are independent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

     26.18 Governing Law. This Lease will be governed by and construed according to the laws of the State of Connecticut.

     26.19 Mortgagee's Approval. This Lease is subject to the written approval of Aetna Life Insurance Company, the holder of an existing Encumbrance against the Building. Landlord agrees to promptly submit this Lease for, and to use reasonable efforts to obtain, such approval. If such approval is not obtained within 60 days after the Date, either Landlord or Tenant may terminate this Lease by giving written notice of termination to the other party. Unless such approval has then been obtained, this Lease will terminate upon the giving of such notice.

     26.20 Parking. Landlord has constructed a parking garage ("Garage") under the Building and Complex. Subject to Force Majeure, at all times during the Term, Landlord shall provide Tenant (for use by Tenant, its employees and servants) with parking passes as set forth in Section 1.1(s) for entrance to the Garage, at no additional charge, so as to permit Tenant to use non-designated, self-park parking spaces in the Garage, subject to the terms and conditions of the First Stamford Place Parking License incorporated by reference in this Lease. In addition, Landlord shall provide to Tenant one (1) reserved parking space on the ground level of the Garage, two (2) reserved parking spaces on level B-1 of the Garage and (12) reserved parking spaces on level B-3 of the Garage. Such reserved spaces, and the parking passes provided to Tenant hereunder, are personal to Tenant and may not be separately assigned or otherwise sold to third parties. Each user of the parking pass must register with the Building's manager and sign a First Stamford Place Parking License.

     26.21 [INTENTIONALLY DELETED].

     26.22 Time is of the Essence. Time is of the essence as to all time periods set forth in this Lease.

     26.23 Signage.

     (a) Tenant shall have the right to install, at its sole cost and expense, signage identifying Tenant, which signage shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld or delayed, as to the size, location, material and placement, in the elevator lobby of (i) the 7th floor of Building 300, so long as Tenant is occupying all of the 7th floor of Building 300 leased to Tenant under this Lease, (ii), after the Building 100 Expansion Premises

        Commencement Date, the 5th floor of Building 100, so long as Tenant is occupying all of the 5th floor of Building 100 leased to Tenant under this Lease and (iii), after the 6th floor Building 300 Premises Commencement Date, the 6th floor of Building 300, so long as Tenant is occupying all of the 6th floor of Building 300 leased to Tenant under this Lease. In addition, on multi-tenant floors occupied by Tenant, Tenant shall have the right to install Building standard directional signage in or about the elevator lobby of such multi-tenant floor and Building standard identification signage on the entrance door to the Premises.

     (b) Landlord agrees that so long as Tenant is not in Default hereunder, Landlord shall not grant to any other tenant of the Buildings any right to exterior signage identifying such other tenant without first offering to Tenant equivalent or better exterior signage rights.

     26.24 Building Directory. So long as Landlord maintains a directory of tenants for each Building, Tenant shall be entitled to ten (10) listings on the directory for Building 100 and ten (10) listings on the directory for Building
300. Such listings shall identify Tenant and selected departments and officers and employees of Tenant (or approved assignees, including Affiliates, in the case of an assignment of this Lease) in Building standard graphics.

     26.25 Rooftop Telecommunications and Storage Space. Landlord agrees that upon the request of Tenant, Landlord shall make available to Tenant storage space in the Complex and space on the top of the Buildings for telecommunications equipment, to the extent available. Such rooftop telecommunications space or storage space, or both, shall be made available to Tenant by Landlord under then current Building standard terms of conditions, including the then current Building standard rates, and Landlord and Tenant shall execute a Building standard agreement for telecommunications space or storage space, as applicable.

     26.26 Health Club. Employees of Tenant shall have the right to memberships in the health club facility in the Complex on the same basis and at the same rates as are available to other occupants of the Complex, except, however, certain occupants of the Complex are charged a higher rate for use of the health club facility because their proportionate shares of Expenses does not include the cost of maintaining and equipping the health club facility.

     26.27 Condominium Documents. Landlord agrees not to amend the condominium documents governing the Complex in any manner that would prohibit Tenant's permitted use of the Premises or which would have a disproportionate or discriminatory material economic impact on Tenant, without Tenant's prior approval.

     26.28 Consequential Damages. Notwithstanding anything contained in this Lease to the contrary, in no event shall either Landlord or Tenant be liable to the other party for any consequential damages relating to a breach of this Lease.

     26.29 Tenant's Security. Tenant may, at its own expense, install its own security system ("Tenant's Security") in the Premises; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security with Landlord to assure that Tenant's securities is compatible with Landlord's security systems and in such regard, upon the reasonable request of Landlord, will provide plans and specifications and other information regarding the installation and operation of Tenant's Security. Tenant shall be solely responsible for the monitoring and operation of Tenant's Security system. Upon expiration or earlier termination of this Lease, upon written request of Landlord, Tenant shall remove Tenant's Security system and restore any damage caused by such removal.

     26.30 Secured Areas. The right of Landlord to enter the Premises shall not include any area of the Premises used as vaults, safes or other enclosures where money, securities or other valuables are kept, unless a representative of Tenant is present, which representative Tenant agrees to have present at the Premises upon reasonable notice from Landlord; provided, however, that in the event of an emergency relating to protection of the Premises, Building or Complex, Landlord shall have the right to enter any such area without such representative of Tenant if a police officer or fire department representative is present at the time of such entry. Accordingly, Landlord shall not be responsible for providing any janitorial services to such portion of the Premises and Landlord shall not be responsible for the safe keeping or security of any such portion of the Premises.

27. OPTION TO EXTEND THE TERM. Provided that Tenant is not in Default at the time of its exercise of this option, Tenant shall have the option, during the initial Term only, to extend the Term of the Lease ("Extension Option") for a five (5) year period only ("Extension Term") upon all of the following conditions:

     (a) Tenant shall exercise this Extension Option by written notice to Landlord which must be received by Landlord no later than 5:00 p.m. on the date nine (9) months days prior to the Expiration Date; and

     (b) Within thirty (30) days after the date of Tenant's notice Landlord shall compute the "Extension Rate" which shall be Market Rent as provided below and notify Tenant in writing of the resulting amount ("Determination Date"). All other terms of this Lease, except this Extension Option and any obligations of Landlord to provide allowances or leasehold improvements shall apply during the Extension Term.

     (c)   Time is of the essence of the Extension Option.

     This Extension Option applies only to an extension of the Lease for the Extension Term only. Except for the above modifications, all other provisions and conditions of the Lease shall apply in the Extension Term. This Extension Option shall be void if Tenant fails to exercise it precisely according to each and all of the conditions stated above, or if Tenant assigns the Lease or sublets more than 15% of the Premises in the aggregate or otherwise transfers all or part of its interest in the Lease or the Premises, except for such permitted subletting of up to 15% of the Premises and except as allowed under
Section 15.7 of the Lease.

28. MARKET RENT.

     (a) "Market Rent" for the Extension Term shall mean the market annual base and additional rental rate for the Premises, based on tenancies (for a term comparable to the time period in question) covering office space (not including, however, any sublease space, space subject to rights of first offer, rights of first refusal or other similar expansion rights or encumbrances, renewals or leases that are not at arms length) of comparable size and quality to the Premises in buildings comparable in age, amenities offered and layout and in comparable location in the downtown Central Business District of Stamford, Connecticut, including the Building and Complex, (and the rent for which such renewal tenancy was determined and commenced within twelve (12) months before the Determination Date) taking into account all pertinent factors, including but not limited to Tenant's creditworthiness, the involvement or non-involvement of a broker, that Tenant may not require an improvement allowance, rental abatement or other concessions, if any, typical to a new tenant and assuming Landlord and Tenant to be prudent persons willing to lease but being under no compulsion to do so.

     (b) Landlord shall give written notice of its determination of Market Rent to Tenant within thirty (30) days after Landlord receives Tenant's notice that it is exercising the option to extend the Lease Term. If Landlord and Tenant have not agreed on Market Rent on or prior to a date one hundred twenty (120) days after the Determination Date, then each party shall appoint an arbitrator who shall be an independent, disinterested person knowledgeable in rental rates and lease transactions in the Building and other comparable buildings. The two arbitrators appointed shall appoint a third arbitrator within ten (10) days of the appointment of the last arbitrator. The three arbitrators shall meet and hear oral presentations by, and receive written materials from, Landlord and Tenant and their representatives. The arbitration shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, or its successor. The three arbitrators shall select either Landlord's determination of Market Rent or Tenant's determination of Market Rent on or before the effective date for the Base and Additional Rent and such decision shall be controlling. The arbitrators shall not be permitted to select any determination of Market Rent other than either Landlord's or Tenant's. If the decision of the arbitrators regarding Market Rent shall not be made prior to the effective date for Base and Additional Rent, then Tenant shall pay Base and Additional Rent at the rate or rates in effect as of the end of the Initial Term or preceding Extended Term, subject to adjustments once the Base and Additional Rent is determined by the arbitrators.

     (c) A determination of Market Rent by the arbitrators shall be binding on the parties and Base and Additional Rents shall be paid in accordance with this Lease.

     (d)   The parties shall equally share the costs of arbitration.

29. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. This Lease is subject to the Tenant obtaining a subordination, nondisturbance and attornment agreement in a form that is reasonably satisfactory to Tenant from the Aetna Life Insurance Company, the holder of an existing mortgage against the Building. Landlord agrees to use reasonable efforts to obtain, such agreement. If such agreement is not obtained within thirty (30) days after the Date, either Landlord or Tenant may terminate this Lease by giving written notice of termination to the other party. Unless such approval has then been obtained, this Lease will terminate upon the giving of such notice.

30. TERMINATION OF EXISTING LEASE. Effective on the Date, the lease between Landlord and Tenant dated April 16, 1987, as amended (the "Existing Lease") shall terminate in its entirety and shall be null and void. Landlord and Tenant shall be fully and unconditionally released from any and all further obligations under the Existing Lease, provided, however, that Landlord and Tenant shall continue to be fully liable for all rents and other obligations which remain unpaid and unperformed and the provisions of the Existing Lease regarding final reconciliation and adjustment of Tenant's proportionate share of Building operating expenses and taxes shall survive such termination of the Existing Lease. Tenant shall perform all nonmonetary obligations capable of being performed under the Existing Lease on or before the Date of this Lease. Tenant shall pay to Landlord the full amount of unpaid rents and other charges under the Existing Lease where said amounts can be determined and/or invoiced prior to the Date.

31. 6TH FLOOR BUILDING 300 EXPANSION PREMISES EXPANSION OPTION.

     31.1 Time Warner Lease. The 6th floor of Building 300 (the "6th Floor Building 300 Premises") is currently occupied by Time Warner Cable, a division of Time Warner Entertainment Company, L.P., a Delaware limited partnership ("Time Warner") pursuant to a lease dated September 2, 1988, as amended (the "Time Warner Lease"). The Time Warner Lease is currently scheduled to expire on April 30, 1999. Pursuant to the Time Warner Lease, Time Warner has an option to extend the term of the Time Warner Lease. Time Warner is required to provide notice of such extension at least twelve (12) months prior the expiration of the Time Warner Lease. Landlord shall notify Tenant if Time Warner exercises its extension option. The 6th Floor Building 300 Premises contains approximately 48,603 rentable square feet.

     31.2 Grant of Option. Subject to the extension option of Time Warner, provided that (a) Tenant is in occupancy of at least 75% of the Premises and (b) this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable grace period on the date this option is exercised or on the 6th Floor Building 300 Premises Commencement Date (as defined below), Tenant shall have the option (the "Expansion Option") to add the 6th Floor Building 300 Premises to the Premises under this Lease on the 6th Floor Building 300 Premises Commencement Date pursuant to the terms and conditions of this Section 31.

     31.3 Exercise of Option. The Expansion Option shall be exercised, if at all, by Tenant giving notice to Landlord in writing on or before April 30, 1998, and Tenant's failure duly to give such notice shall be deemed a waiver of such right to lease the 6th Floor Building 300 Premises. Time shall be of the essence in respect of the giving of such notice. Landlord shall deliver possession of the 6th Floor Building 300 Premises to Tenant in accordance with Section 3.1 above after vacation of same by Time Warner. The date that is the earlier of (a) sixty (60) days after such delivery of the 6th Floor Building 300 Premises to Tenant and (b) the date Tenant first occupies the 5th Floor Building 300 Premises for the conduct of business, is herein referred to as the "6th Floor Building 300 Premises Commencement Date".

     31.4 Acceptance of 6th Floor Building 300 Premises. If Tenant shall effectively exercise the Expansion Option, Tenant shall accept the 6th Floor Building 300 Premises "as is" in the state and condition that it may be in on the 6th Floor Building 300 Premises Commencement Date and Landlord shall have no liability to Tenant by reason of such state and condition; except, however, Landlord shall provide to Tenant a tenant improvement allowance equal to (i), if Tenant exercises the Contraction Option (as hereinafter defined), $1,745.625 multiplied by the number of full calendar months between the 6th Floor Building 300 Premises Commencement Date and September 30, 2007 or (ii), if Tenant does not exercise the Contraction Option, $10,125.625 multiplied by the number of full calendar months between the 6th Floor Building 300 Premises Commencement Date and September 30, 2007, which tenant improvement allowance shall be made available to Tenant under the same terms and conditions as are set forth in the Possession and Leasehold Improvements Agreement attached hereto as Exhibit B with respect to the balance of the Premises; except further, however, that Landlord shall use commercially reasonable efforts to pursue any rights or remedies it may have against Time Warner under the Time Warner Lease with respect to the condition of the 6th Floor Building 300 Premises. Landlord makes no representations as to the condition of the 6th Floor Building 300 Premises or as to any other thing or fact related thereto and Landlord shall have no obligation to decorate, repair, alter, improve or otherwise prepare the 6th Floor Building 300 Premises for Tenant's occupancy.

     31.5 Terms of Lease for 6th Floor Building 300 Premises. If Tenant shall effectively exercise the Expansion Option then, effective on and after the 6th Floor Building 300 Premises Commencement Date, this Lease shall be deemed amended as follows:

          (a) The 6th Floor Building 300 Premises shall be added to and form a part of the 6th Floor Building 300 Premises with the same force and effect as if originally demised under this Lease and the term "Premises" as used in this Lease shall include the 6th Floor Building 300 Premises;

          (b) the rentable area of the Premises shall be increased by the rentable area of the Premises and Tenant's Building 300 Share shall be increased by 15.940%, which is the percentage resulting from dividing the rentable square footage of the 6th Floor Building 300 Premises by the rentable square footage of Building 300; and

          (c) the Base Rent for the 6th Floor Building 300 Premises shall be

                                                                                 ANNUAL BASE
                                                                    MONTHLY       RENT PER
    PERIOD                                                         BASE RENT     SQUARE FOOT
    ------                                                        -----------    -----------
    From the 6th Floor........................................    $ 81,005.00      $20.00
    Building 300 Expansion
    Premises Commencement Date to 9/30/02
    From 10/1/02 to the Expiration Date.......................    $105,306.50      $26.00

     31.6 Amendment. If Tenant has validly exercised the Expansion Option, then within fifteen (15) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to the 6th Floor Building 300 Premises as determined in accordance herewith.

32. CONTRACTION OPTION.

     32.1 Grant of Option. Provided that (a) Tenant has validly exercised the Expansion Option and (b) this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable grace period on the date this option is exercised or on the 6th Floor Building 300 Premises Commencement Date, Tenant shall have the option (the "Contraction Option") to terminate this Lease as to the Building 100 Expansion Premises only, effective as of a date (the "Contraction Date") specified by Tenant in the Contraction Notice (as hereinafter defined), provided that such date shall be no sooner than the 6th Floor Building 300 Premises Commencement Date and no later than six (6) months after the 6th Floor Building 300 Premises Commencement Date, pursuant to the terms and conditions of this Section 32.

     32.2 Exercise of Option and Payment of Termination Fee. The Contraction Option shall be exercised, if at all, by Tenant giving notice (the "Contraction Notice") to Landlord in writing on or before April 30, 1998, and simultaneously paying to Landlord a contraction fee of Eight Hundred Four Thousand Four Hundred Eighty Dollars ($804,480.00). Tenant's failure duly to give such notice or pay such fee shall be deemed a waiver of such Contraction Option. Time shall be of the essence in respect of the giving of such notice.

     32.3 Surrender of Contraction Premises. If Tenant shall effectively exercise the Contraction Option, the term of this Lease with respect to the applicable portion of the Premises shall be cancelled and terminated and brought to an end as of the 6th Floor Building 300 Premises Commencement Date with the same force and effect as if the term of this Lease with respect to the applicable portion of the Premises were in and by the provisions hereof fixed to expire on the 6th Floor Building 300 Premises Commencement Date. Without limiting the generality of the foregoing, Tenant shall surrender the Building 100 Expansion Premises to Landlord on or before the Contraction Date in accordance with all the terms and conditions of this Lease. Additionally, if Tenant shall effectively exercise the Contraction Option and surrender possession of the Building 100 Expansion Premises to Landlord in accordance with the terms and conditions hereof, then effective on the Contraction Date, the rentable area of the Premises shall be decreased by the rentable area of the Building 100 Expansion Premises and Tenant's Building 100 Share shall be decreased to 0%.

     32.4 Amendment. If Tenant has validly exercised the Contraction Option, then within fifteen (15) days after request by either party hereto, Landlord and Tenant shall enter into a written amendment to this Lease confirming the terms, conditions and provisions applicable to such contraction as determined in accordance herewith.

33. ASSIGNMENT AND SUBLETTING RIGHTS. If Tenant validity exercises the Expansion Option, but does not exercise the Contraction Option, then the provisions of Section 15.3(d) above and the provisions of the last sentence of Section 15.2 permitting Landlord to recapture the subject portion of the Premises shall not be applicable to any sublease of all or any portion of the Building 100 Expansion Premises entered into during the eighteen (18) month period commencing on the 6th Floor Building 300 Premises Commencement Date.

34. 5TH FLOOR BUILDING 300 RIGHT OF FIRST OFFER.

     34.1 5th Floor Building 300 First Offer. Provided (a) Tenant is then occupying at least 85% of the Premises leased to Tenant under this Lease and (b) this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable grace period on the date this first offer is made to Tenant or on the 5th Floor Building 300 First Offer Commencement Date (as defined below), Landlord agrees that, with respect to the portion of the 5th Floor of Building 300 depicted on Exhibit F attached hereto (the "5th Floor Building 300 Offer Space"), before making any offer of the 5th Floor Building 300 Offer Space to anyone other than Tenant, Landlord will offer to Tenant the right to include the 5th Floor Building 300 Offer Space within the Premises (such offer being hereinafter referred to as the "5th Floor Building 300 First Offer"). Notwithstanding anything contained herein to the contrary, Tenant acknowledges and agrees that the rights of Tenant under this Section 34 are subject and subordinate to the existing rights granted to North Castle Partners, Inc., in and to the 5th Floor Building 300 Offer Space.

     34.2 Exercise of Right. The 5th Floor Building 300 First Offer shall be made, if at all, by Landlord notifying Tenant of the availability of the 5th Floor Building 300 Offer Space prior to entering any binding agreement with any third party in connection with the leasing thereof, which notice shall include all of the material economic terms upon which Landlord proposes to lease the 5th Floor Building 300 Offer Space to Tenant, including the estimated date upon which possession of the 5th Floor Building 300 Offer Space will be delivered in accordance with Section 3.1 above, any time period permitted Tenant after delivery in which to construct tenant improvements, the term of lease (Landlord agreeing that so long as the 5th Floor Building 300 First Offer Commencement Date is contemplated to occur in the first five (5) years of the Term hereof, the offered term for the 5th Floor Building 300 Offer Space shall be co-terminus with the Term hereof and the Extension Option shall be applicable to the 5th Floor Building 300 First Offer Space), the base rent to be charged for the 5th Floor Building 300 Offer Space, rental concessions, if any, charges for utilities, if any, and escalation charges, if any. Within thirty (30) days of the giving by Landlord of such notice, Tenant shall accept or reject the 5th Floor Building 300 First Offer and Tenant's failure duly to respond shall be deemed a rejection of the First Offer. Time shall be of the essence in respect of Tenant's response to the 5th Floor Building 300 First Offer. Upon the acceptance by Tenant, if applicable, of the 5th Floor Building 300 First Offer and subject to delays caused by Tenant and other delays beyond the control of Landlord, Landlord shall deliver possession of the 5th Floor Building 300 Offer Space to Tenant in accordance with Section
3.1 above no earlier than the day set forth in Landlord's initial notice given pursuant to this Section 34.2 and Landlord will give Tenant at least thirty (30) days advance written notice of the date of delivery of the 5th Floor Building 300 Offer Space. The date that is earlier of (a) the date Tenant first occupies the 5th Floor Building 300 First Offer Space for the conduct of business and (b) the date that is the number of days following delivery of the 5th Floor Building 300 Offer Space to Tenant set forth in Landlord's notice for completion by Tenant of tenant improvements, is herein referred to as the "5th Floor Building 300 First Offer Commencement Date."

     34.3 Acceptance of Premises. If Tenant shall effectively accept the First Offer, Tenant shall accept the Offer Space on the 5th Floor Building 300 First Offer Commencement Date upon all of the terms and conditions of this Lease as if the 5th Floor Building 300 Offer Space had been part of the Premises on the date of this Lease, except as the same have been modified pursuant to Landlord's initial notice given pursuant to Section 34.2, and except for such terms and conditions, if any, as are clearly inapplicable or are clearly applicable only to the Premises. As soon as practicable following the 5th Floor Building 300 First Offer Commencement Date, Landlord and Tenant shall execute and deliver an agreement specifying the changes to this Lease required by Tenant's exercise of the 5th Floor Building 300 First Offer.

     34.4 Failure to Exercise. If Tenant fails to duly accept the 5th Floor Building 300 First Offer, as provided in Section 34.2, Landlord shall be under no further obligation to Tenant in respect of the 5th Floor Building 300 Offer Space and Landlord shall be entitled to lease the 5th Floor Building 300 Offer Space to others in whole or in part upon such terms and conditions as Landlord from time to time, in its sole discretion, may desire. Notwithstanding the foregoing, if Landlord does not enter into a Lease for the 5th Floor Building 300 Offer Space within twelve (12) months after the date Tenant waives its right to accept the 5th Floor Building 300 First Offer on terms which are not materially more advantageous to the tenant of such 5th Floor Building 300 First Offer Space (Tenant acknowledging and agreeing that rental rates equal to 90% or more of the rental rates set forth in Landlord's notice to Tenant shall not be deemed material and Tenant acknowledging and agreeing that if the offered term of lease for the 5th Floor Building 300 First Offer Space was co-terminus with the Term hereof, Landlord shall not be required to make the lease to such third-party tenant co-terminus with the Term hereof), then the 5th Floor Building 300 Offer Space shall again become subject to Tenant's rights hereunder. If Tenant so fails to duly accept the 5th Floor Building 300 First Offer, Tenant shall confirm such fact in writing to Landlord as soon as is practicable following the thirty (30) day period set forth in Section 34.2.

35. 5TH FLOOR BUILDING 100 RIGHT OF FIRST OFFER

     35.1 5th Floor Building 100 First Offer. Provided (a) Tenant is then occupying at least 85% the Premises leased to Tenant under this Lease and (b) this Lease is in full force and effect and Tenant is not in default hereunder beyond any applicable grace period on the date this first offer is made to Tenant or on the 5th Floor Building 100 First Offer Commencement Date (as defined below) and (c) Tenant has not exercised the Contraction Option, Landlord agrees that, with respect to the portion of the 5th Floor of Building 100 depicted on Exhibit F attached hereto (the "5th Floor Building 100 Offer Space"), before making any offer of the 5th Floor Building 100 Offer Space to anyone other than Tenant, Landlord will offer to Tenant the right to include the 5th Floor Building 100 Offer Space within the Premises (such offer being hereinafter referred to as the "5th Floor Building 100 First Offer").

     35.2 Exercise of Right. The 5th Floor Building 100 First Offer shall be made, if at all, by Landlord notifying Tenant of the availability of the 5th Floor Building 100 Offer Space prior to entering any binding agreement with any third party in connection with the leasing thereof, which notice shall include all of the material economic terms upon which Landlord proposes to lease the 5th Floor Building 100 Offer Space to Tenant, including the estimated date upon which possession of the 5th Floor Building 100 Offer Space will be delivered in accordance with Section 3.1 above, any time period permitted Tenant after delivery in which to construct tenant improvements, the term of lease (Landlord agreeing that so long as the 5th Floor Building 100 First Offer Commencement Date is contemplated to occur in the first five (5) years of the Term hereof, the offered term for the 5th Floor Building 100 Offer Space shall be co-terminus with the Term hereof and the Extension Option shall be applicable to the 5th Floor Building 100 First Offer Space), the base rent to be charged for the 5th Floor Building 100 Offer Space, rental concessions, if any, charges for utilities, if any, and escalation charges, if any. Within thirty (30) days of the giving by Landlord of such notice, Tenant shall accept or reject the 5th Floor Building 100 First Offer and Tenant's failure duly to respond shall be deemed a rejection of the First Offer. Time shall be of the essence in respect of Tenant's response to the 5th Floor Building 100 First Offer. Upon the acceptance by Tenant, if applicable, of the 5th Floor Building 100 First Offer and subject to delays caused by Tenant and other delays beyond the control of Landlord, Landlord shall deliver possession of the 5th Floor Building 100 Offer Space to Tenant in accordance with Section 3.1 above no earlier than the day set forth in Landlord's initial notice given pursuant to this Section 35.2 and Landlord will give Tenant at least thirty (30) days advance written notice of the date of delivery of the 5th Floor Building 100 Offer Space. The date that is the earlier of (a) the date Tenant first occupies the 5th Floor Building 100 First Offer Space for the conduct of business and (b) the date that is the number of days following delivery of the 5th Floor Building 100 Offer Space to Tenant set forth in Landlord's notice for completion by Tenant of tenant improvements is herein referred to as the "5th Floor Building 100 First Offer Commencement Date".

     35.3 Acceptance of Premises. If Tenant shall effectively accept the First Offer, Tenant shall accept the Offer Space on the 5th Floor Building 100 First Offer Commencement Date upon all of the terms and conditions of this Lease as if the 5th Floor Building 100 Offer Space had been part of the Premises on the date of this Lease, except as the same have been modified pursuant to Landlord's initial notice given pursuant to Section 35.2, and except for such terms and conditions, if any, as are clearly inapplicable or are clearly applicable only to the Premises. As soon as practicable following the 5th Floor Building 100 First Offer Commencement Date, Landlord and Tenant shall execute and deliver an agreement specifying the changes to this Lease required by Tenant's exercise of the 5th Floor Building 100 First Offer.

     35.4 Failure to Exercise. If Tenant fails to duly accept the 5th Floor Building 100 First Offer, as provided in Section 35.2, Landlord shall be under no further obligation to Tenant in respect of the 5th Floor Building 100 Offer Space and Landlord shall be entitled to lease the 5th Floor Building 100 Offer Space to others in whole or in part upon such terms and conditions as Landlord from time to time, in its sole discretion, may desire. Notwithstanding the foregoing, if Landlord does not enter into a Lease for the 5th Floor Building 100 Offer Space within twelve (12) months after the date Tenant waives its right to accept the 5th Floor Building 100 First Offer on terms which are not materially more advantageous to the tenant of such 5th Floor Building 100 First Offer Space (Tenant acknowledging and agreeing that rental rates equal to 90% or more of the rental rates set forth in Landlord's notice to Tenant shall not be deemed material and Tenant acknowledging and agreeing that if the offered term of lease for the 5th Floor Building 100 First Offer Space was co-terminus with the Term hereof, Landlord shall not be required to make the lease to such third-party tenant co-terminus with the Term hereof), then the 5th Floor Building 100 Offer Space shall again become subject to Tenant's rights hereunder. If Tenant so fails to duly accept the 5th Floor Building 100 First Offer, Tenant shall confirm such fact in writing to Landlord as soon as is practicable following the thirty (30) day period set forth in Section 35.2.

TENANT:

TIG INSURANCE COMPANY,
a California corporation

By: /s/  Steven A. Cook
    Name: Steven Cook
    Title: Senior Vice President

By: /s/  Edwin G. Pickett
    Name: Edwin G. Pickett
    Title: Executive Vice President
LANDLORD:

FIRST STAMFORD PLACE,
a Connecticut general partnership

By: Trizec Properties, Inc., a Delaware
    corporation, as authorized manager

By: /s/  Cynthia K. Yott
         Cynthia K. Yott
         Assistant Secretary

By: /s/  Antonio A. Bismonte
         Antonio A. Bismonte
         Vice President

STATE OF TEXAS
                                                  SS:
COUNTY OF DALLAS

     This Lease Agreement was acknowledged before me this 2 day of December, 1996, by Steven Cook as Senior Vice President and Edwin G. Pickett as Executive Vice President TIG Insurance Company.

     WITNESS my hand and official seal.

                                            /s/ Lisa Pelley
                                            ------------------------------------
                                            Notary Public

                                            My commission expires: 9-13-99

STATE OF MICHIGAN
                                                  SS:
COUNTY OF WAYNE

     This Lease Agreement was acknowledged before me this 2nd day of December, 1996, by Cynthia K. Yott as Assistant Secretary of Trizec Properties Inc., as Manager of First Stamford Place.

     WITNESS my hand and official seal.

                                            /s/ Carolyne Paldino
                                            ------------------------------------
                                            Notary Public

                                            My commission expires:

STATE OF ILLINOIS
                                                  SS:
COUNTY OF COOK

     This Lease Agreement was acknowledged before me this 4th day of December, 1996, by Antonio A. Bismonte, Vice President of Trizec Properties Inc., as Manager of First Stamford Place.

     WITNESS my hand and official seal.

                                            /s/ Yvonne D. Navarro
                                            ------------------------------------
                                            Notary Public

                                            My commission expires: 3/30/98

                                INITIAL PREMISES
                             7TH FLOOR BUILDING 300

                                   EXHIBIT A

                               [GRAPHIC OMITTED]

                   EXPANSION PREMISES 5TH FLOOR BUILDING 300

                                   EXHIBIT A

                               [GRAPHIC OMITTED]

                FIRST 7TH FLOOR BUILDING 300 EXPANSION PREMISES

                                   EXHIBIT A

                               [GRAPHIC OMITTED]

                SECOND 7TH FLOOR BUILDING 300 EXPANSION PREMISES

                                   EXHIBIT A

                               [GRAPHIC OMITTED]

                        BUILDING 100 EXPANSION PREMISES

                                   EXHIBIT A

                               [GRAPHIC OMITTED]

                                   EXHIBIT B

                POSSESSION AND LEASEHOLD IMPROVEMENTS AGREEMENT

     1. Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. This Work Letter is applicable to the initial build out of each of the 5th Floor Building 300 Expansion Premises, First 7th Floor Building 300 Expansion Premises, Building 100 Expansion Premises and Second 7th Floor Building 300 Expansion Premises. Additionally, this Work Letter is applicable to any renovation or additional build out of the Initial Premises. Finally, if Tenant exercises the 6th Floor Building 300 Expansion Premises option this Work Letter is applicable to the initial build out of the 6th Floor Building 300 Premises. Except for those terms expressly defined in the Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

          (a) "Landlord's Representative" means Trizec Design and Construction Department.

          (b) "Tenant's Representative" means RBI Consultants, Inc.

          (c) "Tenant's Architect" means The Phillips Janson Group, or such other licensed or registered professional architect, designer or space planner as may be selected by Tenant and reasonably approved by Landlord.

          (d) "Tenant's Engineers" means such licensed or registered professional engineers as may be selected by Tenant and reasonably approved by Landlord.

          (e) "Tenant's Work" means all alterations, leasehold improvements and installations to be constructed or installed by Tenant in each applicable portion of the Premises according to this Work Letter.

          (f) "Allowance" means $25.00 per rentable square foot of the Premises (i.e., $2,331,000.00, which is $25.00 x 93,240) plus, (i) if Tenant exercises the 6th Floor Building 300 Premises Expansion Option and the Contraction Option, $1,745.625 multiplied by the number of full calendar months between the 6th Floor Building 300 Premises Commencement Date and September 30, 2007 or (ii) if Tenant exercises the 6th Floor Building 300 Premises Expansion Option and does not exercise the Contraction Option, $10,125.625 multiplied by the number of full calendar months between the 6th Floor Building 300 Premises Commencement Date and September 30, 2007. Tenant may allocate the Allowance to Tenant's Costs for any of the Initial Premises, 5th Floor Building 300 Expansion Premises, First 7th Floor Building 300 Expansion Premises, Building 100 Expansion Premises, Second 7th Building 300 Expansion Premises and the 6th Floor Building 300 Expansion Premises, when and as determined by Tenant, subject to the terms and conditions of this Work Letter.

          (g) "Preliminary Plans" means space plans and general specifications for each portion of Tenant's Work prepared by Tenant's Architect in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify.

          (h) "Construction Documents" means complete construction plans and specifications for each portion of Tenant's Work prepared by Tenant's Architect and Tenant's Engineers in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify and detailing all aspects of the applicable portion of Tenant's Work, including, without limitation, the location of libraries, safes and other heavy objects, stairwells, walls, doors, computer equipment, telephone and related equipment, and electrical, plumbing, heating, ventilation and air conditioning equipment (including equipment in excess of that required for normal use). Tenant's Engineers will perform all mechanical and electrical design work included in the Construction Documents.

          (i) "Tenant's Costs" means all costs required to be expended by Tenant under this Work Letter in connection with Tenant's Work, including, without limitation, the costs of: preparing the Preliminary Plans, Construction Documents and the as-built plans described in Paragraph 7 and obtaining all permits;

     performing Tenant's Work; obtaining all required electrical and telephone panels and/or meters. Tenant's Costs will not, however, include any costs incurred by Tenant for furniture or other personal property, for fixtures or equipment (unless such fixtures or equipment will constitute permanent additions to the Premises and are shown on the Construction Documents), or for moving to the Premises or portion thereof.

     2. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by 3 days prior written notice to the other party.

     3. Condition. Tenant acknowledges and agrees that, as of the date of the Lease, the Initial Premises are in good order and satisfactory condition. Tenant will accept each other portion of the Premises upon Landlord's delivery in an "as is" condition. No promise to alter, remodel or improve the Premises or Building and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter). All alterations, improvements and additions made to the Premises according to this Work Letter will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

     4. Landlord's Approval. All Preliminary Plans and Construction Documents, and any revisions to the same (whether in the form of a change order or otherwise) are expressly subject to Landlord's prior written approval, which approval should not be unreasonably withheld and which approval shall be given or withheld by Landlord within five (5) business days after receipt of a request from Tenant with respect to a change order and in the event Landlord does not respond within said five (5) business days, Landlord shall be deemed to have approved the requested change order. Landlord may withhold its approval of any such items that require work which:

          (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

          (b) is not approved by the holder of any Encumbrance;

          (c) would not be approved by a prudent owner of property similar to the Building;

          (d) violates any agreement which affects the Building or binds
     Landlord;

          (e) Landlord reasonably believes will materially increase the cost of operating or maintaining any of the Building's systems;

          (f) Landlord reasonably believes will materially reduce the market value of the Premises or the Building at the end of the Term;

          (g) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;

          (h) does not meet or exceed Building standard; or

          (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

     Notwithstanding the foregoing, change orders shall not require Landlord's prior written approval provided such change orders (or the performance thereof) do not (i) affect the mechanical, electrical, HVAC, life safety, or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Premises, (iii) involve the use or disturbance of any Hazardous Substances or (iv) cost more than One Hundred Thousand and No/100 Dollars ($100,000.00) in the aggregate for any applicable portion of Tenant's Work and further provided that Tenant notifies Landlord of all such change orders.

     5. Tenant's Plans. Prior to commencing any of Tenant's Work within the applicable portion of the Premises, Tenant, at its expense, will cause the Preliminary Plans for such applicable portion to be prepared and submitted to Landlord for its approval. Such submittal will include 1 sepia, 5 sets of blueline prints and 3 sets of those specifications not shown on the drawings. Landlord will respond to any submission of Preliminary Plans within ten (10) business days after a submission requesting approval, and if Landlord does not respond within such ten (10) business days, Landlord shall be deemed to have approved such submission. If the submitted materials are not acceptable to Landlord, Landlord will so notify Tenant by returning the sepia with required changes noted. If Landlord so notifies Tenant of any required change to the Preliminary Plans, Tenant will cause the same to be revised according to the returned sepia and resubmitted to Landlord.

     After Landlord's approval of the Preliminary Plans, Tenant, at its expense, will cause the Construction Documents to be prepared and submitted to Landlord for its approval. Such submittal will include 1 sepia, 5 sets of blueline prints, 3 sets of specifications and a complete color board for Tenant's Work. The Construction Documents must substantially conform to the Preliminary Plans approved by Landlord and must be in all respects sufficient for the purpose of obtaining a building permit for Tenant's Work. Landlord will respond to any submission of Construction Documents within five (5) business days after a submission requesting approval, and if Landlord does not respond within such five (5) business days, Landlord shall be deemed to have approved such submission. If the submitted materials are not acceptable to Landlord, Landlord will so notify Tenant by returning the proposed Construction Documents with required changes noted. If Landlord so notifies Tenant of any required changes to the proposed Construction Documents, Tenant will cause the Construction Documents to be resubmitted to Landlord for its approval. Tenant's Work will not commence prior to Landlord's approval of the Construction Documents.

     Within thirty (30) days after completion of each portion of Tenant's Work, Tenant will provide Landlord a complete set of reproducible as-built plans of applicable portion of the Premises. If Tenant fails to provide such plans, and does not cure such failure within ten (10) days after written notice from Landlord, Landlord may obtain them, directly or by field verification, and charge Tenant for all costs incurred by Landlord in doing so.

     No approval by Landlord of the Preliminary Plans, the Construction Documents or any revisions to them will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such plans.

     6. Tenant's Work. After approval of the applicable Construction Documents, Tenant, at its expense, will construct or cause to be constructed in the applicable portion of the Premises all work necessary to bring the Premises into a first class condition consistent with the use specified in the Lease according to the Construction Documents approved by Landlord ("Tenant's Work"). Tenant, at its expense, will obtain: (i) all permits (including, without limitation, building permits) required to perform Tenant's Work; and (ii) all certificates required for occupancy of the Premises from the appropriate governmental authorities. Tenant will cause all Tenant's Work to be diligently completed in a good and workmanlike manner, according to the approved Construction Documents and all applicable laws, and free and clear of any liens or claims for liens.

     7. Tenant's Contractor. Landlord will have the right to approve Tenant's contractor ("Contractor") and all subcontractors, which approvals will not be unreasonably withheld. Landlord will respond to any request for approval of a Contractor within five (5) business days after receipt of such written request from Tenant and, if Landlord does not respond within such five (5) business days, Landlord will be deemed to have approved Tenant's requested Contractor. Landlord will provide Tenant with a list of approved contractors and subcontractors or Tenant may request Landlord's approval of a Contractor and subcontractor for the performance of Tenant's Work. Tenant will cause its proposed Contractor and subcontractors (if such list) to submit such information, including financial information, as may be reasonably required by Landlord to determine whether such Contractor and subcontractors should be approved.

     8. Construction Contract. Tenant's construction contract for Tenant's Work will provide (and Tenant will deliver a copy of it to Landlord so that Landlord may confirm it provides) that: (i) construction of Tenant's Work will not interfere with Landlord's or Landlord's tenants' activities in, or use or enjoyment of, the Building; (ii) Contractor will cooperate with other contractors in the Building to insure harmonious working relationships, including, without limitation, coordinating with other contractors in the Building concerning use of elevators, trash removal and water and utility usage;
(iii) Contractor will leave all Common Areas in neat, clean, orderly and safe condition at the end of each day during construction of Tenant's Work; (iv) Contractor will procure and maintain the insurance described in Paragraph 9 below; (v) upon completion of Tenant's Work, Contractor will provide to Landlord and Tenant as-built drawings together with mechanical balance reports and any maintenance manuals on equipment installed in the Premises as part of Tenant's Work; (vi) any purchased material remaining after completion of the subject portion of Tenant's Work (such as, for example, extra paint, wall coverings or carpet) will be given by Contractor to Tenant for use in subsequent repairs; and
(vii) all labor and material supplied according to the contract will be fully warranted by Contractor for a period of not less than one (1) year from substantial completion of Tenant's Work and such warranty will provide that it is for the benefit of both Landlord and Tenant and may be enforced by either. The construction contract will also contain the following indemnification and defense provision:

    "Contractor will protect, defend, hold harmless, and indemnify First Stamford Place Company and its successors, assigns, directors, officers and employees (collectively, "Indemnities") from and against all claims, actions, liabilities, damages, losses, cost and expense (including attorney's fees) arising out of or resulting from the performance of the work contemplated by this contract by Contractor or any of its subcontractors, provided that any such claims, action, liabilities, damages, losses, cost or expense (i) are attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the work contemplated by this contract itself) including the loss of use resulting therefrom, and (ii) are caused in whole or in part by the negligent act or omission of Contractor, any subcontractor, or any of them may, directly or indirectly, be liable. Such obligations will not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this paragraph.

    Contractor agrees to protect, defend, hold harmless and indemnify the Indemnities from and against any and all claims, actions, liabilities, damages, losses, costs, and expenses (including attorneys' fees) arising out of or resulting from Contractor's failure to purchase all insurance required under Paragraph 9 of the Possession and Leasehold Improvements Agreement attached to and made a part of the Lease Agreement dated [Date of Lease to be inserted] between First Stamford Place Company and TIG Insurance Company, and Contractor's failure to require and obtain proper insurance coverage from its subcontractors. In any and all claims against the Indemnities or employee of Contractor or any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this provision will not be limited in any way by any limitation of the amount or type of damages, compensation or benefits payable by or for Compensation Acts, disability benefit acts, or other employee benefit acts. The indemnification and defense obligations stated above will not apply to any claims, actions, liabilities, damages, losses, cost or expenses caused directly and solely by the affirmative gross negligence or intentional tortious act of the Indemnities."

     9. Contractor's Insurance. Tenant will cause Contractor (and, except as provided below, all of Contractor's subcontractors) to procure and maintain in effect during the entire period of construction of Tenant's Work the following insurance:

          (a) Worker's compensation insurance with statutory benefits and limits which fully comply with all state and federal requirements;

          (b) Employer's liability insurance with limits of not less than $200,000.00;

          (c) Automobile liability insurance including owned, non-owned, leased and hired car coverage, naming Landlord as an additional insured, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses; coverage will be in an amount of not less than $1,000,000.00 combined single limit per occurrence;

          (d) Commercial general liability insurance including personal injury, owner's and contractor's protective liability, explosion, collapse and underground damage liability endorsement (commonly called X, C and U hazard), products, completed operations, blanket contractual and broad form property damage coverage, naming Landlord as an additional insured, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses; coverage will be in an amount of not less than $5,000,000.00 combined single limit per occurrence, $3,000,000 combined single limit per occurrence for subcontractors; and

          (e) "All risk" builders risk property insurance for the full replacement cost of Tenant's Work on a completed value basis, naming Landlord as a loss payee, as its interest may appear, providing primary (and not contributing) coverage, and including a waiver of all rights of subrogation against Landlord; provided, however, Tenant may elect to carry such property insurance instead of Contractor.

All of the above insurance policies must be placed with insurance companies reasonably acceptable to Landlord and must be endorsed to require 30 days' written notice to Landlord prior to any cancellation or material changes in coverage. Prior to the commencement of any Tenant's Work, Tenant will deliver, or cause Contractor to deliver, to Landlord original certificates of insurance evidencing the insurance coverage required above. Tenant will also cause Contractor to obtain certificates or evidence of similar insurance from each of Contractor's subcontractors before their work commences and deliver such certificates or evidence to Landlord. Each subcontractor must be covered by insurance of the same character and in the same amount as specified for Contractor above, except that so long as Contractor's or Tenant's builders risk policy covers all of Tenant's Work, no subcontractor will be required to maintain builders risk.

     10. Additional Requirements Concerning Tenant's Work. The following additional requirements will apply to Tenant's Work:

          (a) All of Tenant's Work will be: (i) of a quality at least equal to Building standard; (ii) completed only substantially according to the Construction Documents approved by Landlord; (iii) conducted in a manner so as to maintain harmonious labor relations and not to interfere with or delay any other work or activities being carried on by Landlord or Landlord's contractors or other tenants; (iv) designed, performed and completed in substantial compliance with all applicable standards and regulations reasonably established by Landlord and provided to Tenant in advance of the commencement of construction of the applicable portion of Tenant's Work as well as all safety, fire, plumbing and electrical and other codes and governmental and insurance requirements; (v) completed only by the Contractor approved by Landlord; (vi) coordinated by the approved Contractor so as to insure timely completion; and (vii) performed and conducted in such a manner so as not to alter the structure or systems of the Building, unless approved in writing by Landlord in its sole discretion.

          (b) Unless approved in writing by Landlord in its sole discretion, under no circumstances will Tenant, Contractor or any of their authorized representatives ever alter or modify or in any manner disturb any "Central" (as defined below) system or installation of the Building, including, without limitation, the Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning system, Central fire protection and fire alert system, Central Building maintenance systems, Central structural system, elevators and anything located within the Central core of the Building. Only with Landlord's express written permission will Tenant, Contractor or their authorized representatives alter or modify or in any manner disturb any "Branch" (as defined below) of any Central system or installation of the Building which serves or is located within the Premises. "Central" means that portion of any Building system or component which is within the core of the Building system or component which is within the core of the Building or common to or serves or exists for the benefit of other tenants in the Building, and "Branch" means that portion of any Building system or component which serves to connect or extend Central systems to the Premises. Any and all interfacing with, or tie-ins to, any

     Central Building systems or Branches will be scheduled with Landlord not later than two (2) business days prior to the commencement of any such work. Any such interfacing with, or tie-ins to, any such Building systems, and any checks of such interfacing or tie-ins, will be performed only after the same have been scheduled with, and reasonably approved by, Landlord, which approval shall be given or withheld within two (2) business days after receipt of written request from Tenant.

          (c) Contractor may submit to Landlord written request for use of any Building standard materials which have been prestocked by Landlord. Any such request will indicate the quantity and description of the prestocked materials needed. Contractor will be responsible for the relocation and allocation of any such materials to the Premises under the supervision of, and only with the consent of, Landlord's Representative or contractor. Contractor will be solely and exclusively responsible for signing for and verifying any such prestocked materials so used. Tenant will pay Landlord as a part of Tenant's Costs the value of any prestocked materials so requested by Contractor from Landlord. The value of any such prestocked materials will be determined by the quantities required in accordance with generally accepted costs in the metropolitan area in which the Building is located.

          (d) All construction personnel engaged in the performance of Tenant's Work must use the Building's freight elevator and not the passenger elevators for access to the Premises. All deliveries of materials for use in connection with the construction of Tenant's Work requiring the freight elevator of the Building must be reasonably scheduled in advance with Landlord. In addition, any of Tenant's Work which is to be performed during hours other than Business Hours must be reasonably scheduled in advance with Landlord.

          (e) Tenant agrees that if Contractor fails to leave all Common Area in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant's Work, Landlord will have the right to immediately take such action as Landlord deems appropriate to render the Common Areas neat, clean, orderly and safe and Tenant will, upon Landlord's written demand, reimburse Landlord for all Landlord's costs of taking such action. After taking any such action, Landlord will provide Tenant with notice of such action.

     11. Landlord's Services; Construction Administration. During construction of each portion of Tenant's Work, Landlord will provide all electricity related to such construction, the cost of which will be paid by Tenant as a part of Tenant's Costs. In addition, Landlord will provide construction administration with respect to Tenant's Work and Tenant shall pay to Landlord the Construction Administration Fee. As more fully provided in Section 1.3(e) of the Lease, the Contractor Administration Fee is $75.00 per hour and Landlord will endeavor to provide Tenant with an accounting of hours spent on the applicable portion of Tenant's Work at least once every two (2) weeks, but failure to deliver such a accounting shall not be deemed a waiver of the fee. All Tenant's Costs that are payable to Landlord will be paid by Tenant within 10 days after the date of Landlord's invoice.

     12. Inspection; Stop Work; Noncomplying Work. Landlord reserves the right to inspect Tenant's Work in each applicable portion of the Premises at all reasonable times, provided that such inspection(s) will in no way make Landlord responsible for any of Tenant's Work and will not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of Tenant's Work. Landlord reserves the right to stop any and all work performed (or to be performed) if Landlord considers any such work, or its performance, to be dangerous or creating a nuisance, or otherwise injurious to Tenant, Landlord or any other Building tenants. If any inspection by Landlord reveals any items of Tenant's Work that does not comply with Tenant's obligations under this Work Letter, Landlord may so notify Tenant and require that the item be corrected to so comply. Within 10 days after the date of any such notice from Landlord, Tenant will begin correction of any such noncomplying item and will then promptly and diligently pursue such correction to completion. If any such item is not so corrected, Landlord may enter the Premises at any time and correct the item at Tenant's expense (to be paid by Tenant promptly upon demand).

     13. Mechanics' Liens. In the conduct of Tenant's Work, Tenant will take all action necessary to ensure that no mechanic's or other liens attach to the Premises or Building. Without limitation, Tenant will post notices, with form and content and in the manner as specified by any applicable law, notifying all persons or entities which may supply labor or materials in connection with Tenant's Work that Landlord's interest in the Premises and Building will not be subject to any lien for the same. If any such lien should be filed, the provisions of Section 8 of the Lease will apply.

     14. Landlord's Allowance. Landlord agrees to pay Tenant the "Allowance", to be applied to the cost of designing and performing Tenant's Work and other Tenant's Costs, in progress payments as hereinafter provided. Such progress payments will be made not later than 30 days after receipt by Landlord from Tenant of copies of Tenant's invoices from Contractor (and, where applicable, copies of Contractor's invoices from its subcontractors or suppliers) together with a certificate from Tenant's Architect (or other evidence satisfactory to Landlord) indicating that the work to which such invoices relate has been substantially completed and/or the materials to which such invoices relate have been installed in, or delivered to, the Premises. Such progress payments will be made payable to Tenant and Contractor, and will be for the amount of the submitted invoices, less a 10% retainage. As a condition precedent to Landlord's issuing any such progress payment subsequent to the first such progress payment, Tenant will deliver to Landlord original lien waivers from Contractor and any applicable subcontractor or supplier indicating the claims for mechanics' or materialmen's liens with respect to the labor and materials reflected in the invoiced submitted for the immediately preceding progress payment have been waived. A further condition precedent to Landlord's issuing the last such payment for the amount of the retainage will be that Landlord has received from Tenant (either prior to or simultaneously with the issuance of such final payment) the following: (i) written notice from Contractor and Tenant's Architect (or other evidence satisfactory or Landlord) that Tenant's Work has been completed (including completion of any punch list items); (ii) final and unconditional original lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Premises in connection with Tenant's Work; and (iii) a copy of the certificate of occupancy for the applicable portion of the Premises issued by the appropriate governmental authorities. Landlord will have no obligation to make any such progress payment at any time that a Default exists under the Lease and the total of all such progress payments will in no event exceed the amount of the Allowance. Tenant shall be responsible for all Tenant's Cost in excess of the Allowance. As more fully described under Section 1(f) above, Tenant may allocate the Allowance among the various portions of the Premises at Tenant's discretion.

     15. General. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant's failure to perform any of its other obligations under this Work Letter will constitute a Default under Section 20.1 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

                                   EXHIBIT C

                             TIG INSURANCE COMPANY
                   TENANT ESTOPPEL CERTIFICATE AND AGREEMENT
                  PREMISES IN 100 AND 300 FIRST STAMFORD PLACE
                             STAMFORD, CONNECTICUT

TO: AETNA LIFE INSURANCE COMPANY and/or its affiliates

    THIS IS TO CERTIFY THAT:

     1. The undersigned is the lessee (the "Tenant") under that certain lease (the "Lease") dated as specified in 10(a) below, by and between First Stamford Place Company, as Lessor (the "Landlord"), and the undersigned as Lessee, covering those certain premises commonly known as or designated as the floors or portions thereof specified in 10(b) below (the "Premises"), at 100 and 300 First Stamford Place, Stamford Connecticut.

     2. The Lease (i) constitutes the entire agreement between the undersigned and the Landlord with respect to the Premises, (ii) has not been modified, changed, altered or amended in any respect (except as indicated in 10(f) below) and (iii) is the only Lease between the undersigned and the Landlord affecting the Premises.

     3. The undersigned has accepted and now occupies [the entire premises covered by the Lease] [the portion of the Premises covered by the lease known as
      ] and all improvements required by the terms of the Lease to be made by the Landlord have been completed to the satisfaction of the undersigned.

     4. (i) To Tenant's actual knowledge, no party to the Lease is in default,
(ii) the Lease is in full force and effect, (iii) full rental is accruing thereunder and (iv), to Tenant's actual knowledge, as of the date hereof the undersigned has no charge, lien or claim of off-set (and no claim for any credit or deduction) under the Lease or otherwise, against rents or other charges due or to become due thereunder or on account of any prepayment or rent more than 30 days in advance of its due date.

     5. This certificate is made to induce Aetna Life Insurance Company ("Aetna") to disburse funds under a long term mortgage loan evidenced by a promissory note and secured by a first mortgage on the building containing the Premises and assignment of the rents due under the Lease, knowing that such lender relies upon the truth of this certificate in disbursing funds for such loan.

     6. The undersigned, as Tenant under the Lease, acknowledges (i) that Aetna is the holder of the first mortgage and assignment of rents referred to in paragraph 5 of this certificate, (ii) that under Section 4.4 of the Lease, Tenant has been directed to and will make all rent payments c/o Dorman & Wilson, Inc., P.O. Box 366, White Plains, New York 10602-0366 Attn: Mr. Donald Tripp and will not change such rent payment address without consent of Aetna, and (iii) that the address of Aetna is c/o Real Estate Investments, 151 Farmington Avenue, RT11, Hartford, Connecticut 06156-9642, and agrees that Aetna and its successors, as holder ("Holder") of such note and first mortgage, shall be entitled to prompt notice of any default by the Landlord, or any other landlord under the Lease, and shall have the rights of a mortgagee under the provisions of the Lease. The undersigned understands that the interest of the Landlord in the Lease has been assigned to the Holder for application on account of the indebtedness secured by the mortgage as specified in the assignment, and the Holder assumes no duty, liability or obligation whatever under the Lease or any extension or renewal thereof.

     7. The undersigned will advise you of any material changes in the information herein occurring as soon as is practicable following such change.

     8.   (a) The date of the Lease is           , 1996.

        (b) The premises covered by the Lease is Suites           , on the 5th
        and 7th Floors, Unit 300 First Stamford Place, Stamford, Connecticut,
        and Suite           , Unit 100 First Stamford Place, Stamford,
        Connecticut, containing 93,240 rentable square feet in the aggregate.

        (c) the term of the Lease began on           , 199     .

        (d) The fixed rent for the Premises has been paid to and including
                  199     .

        (e) The fixed rent being paid pursuant to the Lease is at the annual
        rate of $          .

        (f) The following are exceptions to the statements in 2(ii):

Dated:
                                          TIG INSURANCE COMPANY, a
                                          California corporation, TENANT

                                          By:
                                          --------------------------------------
                                          Name:


                                          Title:

                                          Signed on           , 199

                                   EXHIBIT D

                              FIRST STAMFORD PLACE
                             RULES AND REGULATIONS

     1. Rights of Entry. Tenant will have the right to enter the Premises at any time, but outside of Business Hours Tenant will be required to furnish proper and verifiable identification. Landlord will have the right to enter the Premises at all reasonable hours to perform janitorial services or clean windows; and also at any time during the last 3 months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

     2. Right of Exclusion. Landlord reserves the right to require each person entering the Building to sign a register and either (i) to present a Building pass, or (ii) to be announced to the tenant such person is visiting and to be accepted as a visitor by such tenant or to be otherwise properly identified. Landlord may exclude from the Building any person who cannot comply with such requirement. Landlord also reserves the right to require any person leaving the Building to sign a register to surrender any special entry pass given to such person. If Landlord elect to excise the rights reserved above, Landlord will furnish a Building pass to all persons designated by Tenant in writing. Finally, Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs.

     3. Obstruction. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the Building, or in the lobbies, corridors, stairwells, or other Common Areas. Landlord may remove, at Tenant's expense, any such obstruction or thing without notice or obligation to Tenant.

     4. Refuse. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

     5. Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls. Tenant will not use any fire exits or stairways in the Building except in case of emergency.

     6. Keys; Locks. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant's requirements. If Tenant desires additional keys, they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

          (a) Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas:


          (b) Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and



          (c) Tenant will, at the end of the Term and at Landlord's request, remove such lock(s) at Tenant's expense.


At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant's possession.


     7. Aesthetics. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord's prior written approval, which may be withheld in Landlord's sole discretion. Tenant will use only Building Standard lighting in areas where such lighting is visible from outside the Building.



     8. Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord's prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord's express written consent. Tenant will not place any object on the window sills that cause, in Landlord's reasonable opinion, an aesthetically unacceptable appearance.


     9. Directory Boards. The Building office directory boards have a limited capacity; however, Landlord will make every reasonable effort to accommodate Tenant's requirements.



     10. Building Control. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building.



     11. Engineering Consent. All plumbing, electrical and heating, ventilating and air conditioning ("HVAC") work for and in the Premises requires Landlord's prior written consent to maintain the integrity of the Building's electrical, plumbing and HVAC systems.



     12. HVAC Operation. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system. Whenever the HVAC system is operating, Tenant will cause the shades, blinds or other window coverings in the Premises to be drawn as reasonably required by the position of the sun.



     13. Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant or plumbing fixtures.



     14. Equipment Location. Landlord reserves the right to specify where Tenant's Business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building. Tenant will pay the cost of any required professional engineering certification or assistance.


     15. Bicycles; Animals. Tenant will not bring into, or keep about, the Premises any bicycles, vehicles, birds, animals (except seeing eye dogs) or organic Christmas decor of any kind. Bicycles and vehicles may only be parked in areas designated for such purpose.

     16. Carpet Protection. In those portions of the Premises where carpet has been provided by Landlord, Tenant will at its own expense install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

     17. Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Building and will ensure that Tenant's conduct will not impair the comfort of other convenience of other tenants in the Building.

     18. Elevators. Any use of the elevators for purposes other than normal passenger use (such as moving to or from the Building or delivering freight), whether during or after Business Hours, must be scheduled through the office of the Property Manager. Tenant will reimburse Landlord for any extra costs incurred by Landlord in connection with any such non-passenger use of the elevators.

     19. Deliveries. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building without Landlord's prior permission. Tenant will use cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.

     20. Moving. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

     21. Solicitations. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

     22. Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Building. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

     23. Parking Rules and Regulations. Tenant will comply with all reasonable rules and regulations applicable to the parking facilities serving the Building as determined by the parking facility operator.

     24. Employees, Agents and Invitees. In these Rules and Regulations, "Tenant" includes Tenant's employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

                                   EXHIBIT E

                              FIRST STAMFORD PLACE
                            CLEANING SPECIFICATIONS

FIVE NIGHTS PER WEEK, EXCLUDING HOLIDAYS

Offices:

1.   All hard-surfaced flooring to be swept using approved dustdown preparation.

2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

3.   Hand dust and wipe clean all furniture, fixtures and window sills.

4.   Empty and wipe clean all ash trays and screen all sand urns.

5.   Empty all wastepaper receptacles and remove wastepaper.

6.   Dust interiors of all wastepaper disposal cans and baskets.

7.   Wash clean all water fountains and coolers.

8.   Sweep all private stairways.

Common Lavatories (excluding those exclusively serving a tenant's Premises):

1.   Sweep and wash all floors, using an odorless detergent.

2.   Wash and polish all mirrors, shelves, bright work and enameled surfaces.

3.   Wash and disinfect all basins, bowls and urinals.

4.   Wash all toilet seats.

5. Hand dust and clean all partitions, the walls, dispensers and receptacles in lavatories and restrooms.

6.   Paper towel and sanitary receptacles and emptied and cleaned.

7.   Fill toilet tissue holders and soap dispensers.

WEEKLY

1.   Vacuum clean all carpeting and rugs.

2. Dust all door louvers and other ventilating louvers within a person's reach.

3.   Wipe clean all interior metal and remove fingermarks.

EVERY OTHER MONTH

High dust premises completely, including the following:

1. Dust all pictures, frames, charts, graphs and similar wallhangings not reached in nightly cleaning.

2. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly or weekly cleaning.

3. Dust all pipes, ventilating and air-conditioning louvers, ducts, high moldings and other high areas not reached in nightly or weekly cleaning.

4.   Dust all venetian blinds.

PERIODICALLY AT REASONABLE INTERVALS, WEATHER PERMITTING

Wash all windows.

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE BY LANDLORD FROM TIME TO TIME.

                    FIRST OFFER SPACE 5TH FLOOR BUILDING 100

                                   EXHIBIT F

                               [GRAPHIC OMITTED]

                    FIRST OFFER SPACE 5TH FLOOR BUILDING 300

                                   EXHIBIT F

                               [GRAPHIC OMITTED]

                                   EXHIBIT G

                           SAMPLE EXPENSES STATEMENT
                        300 FIRST STAMFORD PLACE COMPANY
                              RECOVERABLE EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                 STANDARD LEASE

BUILDING MANAGEMENT.........................................  $   109,48
CLEANING....................................................      240,54
HEATING, VENTILATION AND AIR CONDITIONING...................      133,49
ENERGY......................................................     328,499
REPAIRS AND MAINTENANCE.....................................     138,499
ELEVATORS...................................................      47,755
PARKING.....................................................     174,606
SECURITY....................................................     136,119
PROMOTIONS..................................................       5,012
INSURANCE...................................................      50,088
MANAGEMENT FEES.............................................     210,278
GENERAL AND ADMINISTRATIVE..................................      87,775
TOTAL OPERATING EXPENSES....................................   1,662,159
PROPERTY TAXES..............................................     850,955
  TOTAL OPERATING EXPENSES AND PROPERTY TAXES...............  $2,513,114